Exhibit 99.2
THEODORE B. STOLMAN (State Bar No. CA 52099)
TStolman@Stutman.com
WHITMAN L. HOLT (State Bar No. CA 238198)
WHolt@Stutman.com
STUTMAN, TREISTER & GLATT, P.C.
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Telephone: (310) 228-5600
Facsimile: (310) 228-5788
-and-
ROBERT W. JONES (State Bar No. TX 10951200)
RWJones@pattonboggs.com
J. MAXWELL TUCKER (State Bar No. TX 20270900)
mtucker@pattonboggs.com
BRENT R. MCILWAIN (State Bar No. TX 24013140)
BMcIlwain@pattonboggs.com
PATTON BOGGS LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201-8001
Telephone: (214) 758-1500
Facsimile: (214) 758-1550
Reorganization Counsel for Debtor and Debtor in Possession
Debtor’s Mailing Address:
2727 East Imperial Highway
Brea, California 92821
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re	CASE NO. 8:08-BK-13421-ES
CHAPTER 11
FREMONT GENERAL CORPORATION,
a Nevada corporation, Debtor. Tax I.D. 95-2815260	FREMONT GENERAL CORPORATION’S DISCLOSURE STATEMENT DESCRIBING DEBTOR’S PLAN PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

IMPORTANT DATES
☐   Date by which Ballots must be received: July      , 2009, at           :00 p.m. (Pacific Time).
☐   Date by which objections to Confirmation of the Plan must be filed and served: July      , 2009, at           :00 p.m. (Pacific Time).
☐   Hearing on Confirmation of the Plan: August           , 2009, at      :30 p.m. (Pacific Time).
THEODORE B. STOLMAN (State Bar No. CA 52099)
TStolman@Stutman.com
WHITMAN L. HOLT (State Bar No. CA 238198)
WHolt@Stutman.com
STUTMAN, TREISTER & GLATT, P.C.
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Telephone: (310) 228-5600
Facsimile: (310) 228-5788
-and-
ROBERT W. JONES (State Bar No. TX 10951200)
RWJones@pattonboggs.com
J. MAXWELL TUCKER (State Bar No. TX 20270900)
mtucker@pattonboggs.com
BRENT R. MCILWAIN (State Bar No. TX 24013140)
BMcIlwain@pattonboggs.com
PATTON BOGGS LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201-8001
Telephone: (214) 758-1500
Facsimile: (214) 758-1550
Reorganization Counsel for Debtor and Debtor in Possession
Dated: June 1, 2009

TABLE OF CONTENTS

I INTRODUCTION	-1-

II DISCLAIMER	-4-

III OVERVIEW OF THE CHAPTER 11 PROCESS AND THE PLAN	-7-

A. The Chapter 11 Process	-7-

B. Overview of the Debtor’s Proposed Plan	-8-

SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN	-10-

C. Other Sources of Information	-13-

D. Cautionary Statement Regarding Forward Looking Statements	-13-

IV COMPANY HISTORY	-14-

A. The Debtor and Its Pre-Petition Business	-14-

1. FIL’s Lending Operations	-14-

2. Indemnity and Life’s Insurance Operations	-16-

B. The Debtor’s Management	-16-

C. Selected Financial Information	-17-

V THE CHAPTER 11 CASE	-17-

A. Events Leading to the Debtor’s Bankruptcy Filing	-17-

B. Significant Events During the Chapter 11 Case	-19-

1. Retention of Debtor’s Professionals and Agents	-19-

2. Appointment of the Creditors Committee and the Equity Committee	-20-

3. Consummation of the CapitalSource Transaction	-21-

4. Insider Compensation	-21-

5. Establishment of General Bar Date and Filing of Claims	-22-

6. Relief from Stay Motions — McIntyre, Faigin & The Bank of New York Mellon	-22-

7. Engagement of KPMG Corporate Finance and the Plan Marketing Process	-23-

i

8. Plan Exclusivity	-25-

9. Settlements of Claims and Litigation	-26-

VI LITIGATION AND CAUSES OF ACTION	-37-

A. Litigation Commenced Pre-Petition	-37-

B. Post-Petition and Other Potential Causes of Action	-37-

1. In General	-37-

2. Adv. Pro. No. 8:08-ap-01256-ES and Adv. Pro No. 8:09-ap-01103-ES	-37-

3. Adv. Pro. No. 8:08-ap-01258-ES	-38-

4. Adv. Pro. No. 8:08-ap-01418-ES	-38-

5. Adv. Pro. No. 8:08-ap-01470-ES	-38-

6. Other Actions	-39-

7. Other Significant Litigation Claims	-39-

8. Causes of Action are to be Retained Under Plan; No Waiver Should be Implied	-39-

VII THE PLAN	-40-

A. Overview of the Plan	-40-

B. Treatment of Claims and Equity Interests Under the Plan	-40-

1. Allowance and Treatment of Unclassified Claims (Administrative Claims and Priority Tax Claims)	-41-

2. Classification and Treatment of Priority Non-Tax Claims (Class 1)	-44-

3. Classification and Treatment of General Unsecured Claims (Class 2A)	-45-

4. Classification and Treatment of TOPrS Claims (Class 2B)	-47-

5. Classification and Treatment of Equity Interests (Class 3A)	-48-

6. Classification and Treatment of Section 510(b) Claims (Class 3B)	-49-

C. Executory Contracts and Unexpired Leases	-49-

D. Provisions Governing Plan Implementation	-50-

1. Implementing Actions in General; Conditions to Plan Effectiveness	-50-

2. Corporate Action	-51-

3. Vesting of Assets	-52-

4. Board of Directors of the Reorganized Debtor	-52-

5. Board of Directors of FRC and other Subsidiaries	-53-

6. The Plan Administrator	-53-

7. The Equity Trust	-57-

8. The Committees	-61-

9. Allowance of Equity Interests	-61-

10. Distribution of Property Under the Plan	-61-

E. Litigation and Claims Objections	-64-

1. Preservation of All Causes of Action	-64-

2. Disputed Claims	-67-

VIII OTHER PLAN PROVISIONS	-68-

A. Exculpation and Limited Release of Debtor, the Committees, and Professionals	-68-

B. Exemption from Stamp, Transfer and Other Taxes	-69-

C. Injunction Enjoining Holders of Claims Against and Equity Interests in the Debtor	-69-

D. Discharge of the Debtor	-70-

E. No Waiver	-71-

F. Plan Modification	-71-

G. Post-Confirmation Date Notice	-71-

IX CERTAIN FACTORS TO BE CONSIDERED	-72-

A. Risk of Adverse Resolution of Claims Pending Against FRC	-72-

1. Commonwealth of Massachusetts Claim	-73-

2. Repurchase Obligations	-73-

3. Other Litigation	-75-

4. Conclusion	-75-

B. Risk Regarding Unanticipated and Unresolved Claims Against the Debtor	-75-

1. The IRS Claim	-76-

2. California Insurance Commissioner Claims	-79-

3. Rampino-Related Claims	-79-

C. Risk of Reorganized Debtor’s Inability to Realize Cash from Its Causes of Action	-80-

D. Bankruptcy Confirmation Risks	-80-

E. The Reorganized Debtor May Not Be a Public Company	-81-

F. The Plan’s Postpetition Interest Rate Is Subject to Adjustment	-82-

G. Risk of Dilution Resulting from the Equity Reconciliation	-83-

X VOTING PROCEDURES AND REQUIREMENTS	-84-

A. Parties in Interest Entitled to Vote	-85-

B. Classes Impaired and Entitled to Vote Under the Plan	-86-

XI CONFIRMATION OF THE PLAN	-87-

A. Confirmation Hearing	-87-

B. Requirements for Confirmation of the Plan	-88-

1. Acceptance	-88-

2. Fair and Equitable Test	-89-

3. Feasibility	-90-

4. “Best Interests” Test	-90-

XII ALTERNATIVES TO CONFIRMATION OF THE PLAN	-91-

XIII CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN	-93-

A. Introduction	-93-

B. Consequences to the Debtor	-95-

C. Consequences to Holders of General Unsecured Claims	-96-

1. Recognition of Gain or Loss Generally	-96-

2. Distributions in Payment of Accrued But Unpaid Interest	-97-

3. Tax Treatment of the Equity Trust and Holders of Beneficial Equity Interests Therein	-98-

4. Withholding	-101-

XIV SECURITIES LAW MATTERS	-102-

A. In General	-102-

1. Initial Issuance	-102-

2. Resales	-104-

3. Exchange Act Compliance	-104-

4. Investment Company Act	-105-

B. Compliance if Required	-105-

XV RECOMMENDATIONS AND CONCLUSION	-105-
EXHIBITS
EXHIBIT A — Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code
EXHIBIT B — Liquidation Analysis (To be provided prior to Disclosure Statement Hearing)
EXHIBIT C — Selected Financial Information (To be provided prior to Disclosure Statement Hearing)
EXHIBIT D — Form of Equity Trust Agreement (To be provided prior to Confirmation Hearing)

v

I
INTRODUCTION
     Fremont General Corporation, the above-captioned debtor and debtor in possession (the “Debtor”), submits this Disclosure Statement (the “Disclosure Statement”) in connection with the solicitation of acceptances and rejections with respect to the Debtor’s Plan (the “Plan”) submitted under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), a copy of which Plan is attached hereto as Exhibit A. All capitalized terms used but not otherwise defined herein will have the same meanings ascribed to such terms in the Plan.
     The purpose of this Disclosure Statement is to set forth information (a) regarding the history of the Debtor, its business, and this chapter 11 case; (b) concerning the Plan and alternatives to the Plan; (c) advising the holders of Claims and Equity Interests of their rights under the Plan; (d) assisting the Debtor’s Creditors and Equity Interest Holders who are entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan; and (e) assisting the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code, and should be confirmed.
     By Order dated                     , 2009 (the “Disclosure Statement Order”), the Bankruptcy Court, after notice and a hearing, approved this Disclosure Statement as containing “adequate information” to permit affected Creditors and Equity Interest Holders to make an informed judgment in exercising their rights to vote to accept or reject the Plan, and authorized this Disclosure Statement’s use in connection with the solicitation of votes with respect to the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT MEAN THAT THE COURT RECOMMENDS EITHER ACCEPTANCE OR REJECTION OF THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. In voting on the Plan, Creditors and Equity Interest Holders should not rely on any information relating to the Debtor, other than that contained in this Disclosure Statement, the Plan, and all exhibits hereto and thereto, or such other materials approved by the Bankruptcy Court.
     Only Holders of Claims or Equity Interests Allowed under section 502 of the Bankruptcy Code, or temporarily allowed for voting purposes under Bankruptcy Rule 3018, whose Claims or Equity Interests are in those Classes of Claims or Equity Interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is Impaired if the legal, equitable, or contractual rights of the Claims or Equity Interests in the Class are altered. Classes of Claims that are not Impaired are conclusively presumed to have voted to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote on the Plan. The following chart summarizes which Classes of Claims and Equity Interests are Impaired and which Classes of Claims are Unimpaired under the Plan.

CLASS	DESCRIPTION	IMPAIRED/ UNIMPAIRED	VOTING STATUS
Class 1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept Plan
Class 2A	General Unsecured Claims	Impaired	Entitled to Vote on Plan
Class 2B	TOPrS Claims	Impaired	Entitled to Vote on Plan
Class 3A	Equity Interests	Impaired	Entitled to Vote on Plan
Class 3B	Section 510(b) Claims	Impaired	Entitled to Vote on Plan
     If you are a Holder of a Claim in Class 2A, Class 2B, and/or Class 3B or a holder of an Allowed Equity Interest in Class 3A, accompanying this Disclosure Statement is a Ballot for casting your vote(s) on the Plan and a pre-addressed envelope for the return of the Ballot. BALLOTS FOR ACCEPTANCE OR REJECTION OF THE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS AND EQUITY INTERESTS IN CLASSES LISTED IN THE ABOVE

CHART WHICH ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN. If you are the holder of a Claim and/or Equity Interest in said Class(es), and (a) did not receive a Ballot, (b) received a damaged or illegible Ballot, or (c) lost your Ballot, or if you are a party in interest and have any questions concerning the Disclosure Statement, any of the Exhibits hereto, the Plan, or the voting procedures in respect thereof, please contact Patton Boggs LLP, Attn: Brent McIlwain, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201; Telephone: (214) 758-1500; E-mail: bmcilwain@pattonboggs.com and Stutman, Treister & Glatt, P.C., Attn: Whitman L. Holt, 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067; Telephone: (310) 228-5600; E-mail: wholt@stutman.com.
     THE DEBTOR, AS PROPONENT OF THE PLAN, RECOMMENDS THAT THE HOLDERS OF CLAIMS IN CLASSES 2A, 2B, AND 3B AND EQUITY INTERESTS IN CLASS 3A VOTE TO ACCEPT THE PLAN. [IF APPLICABLE: IN ADDITION, THE CREDITORS COMMITTEE RECOMMENDS THAT THE HOLDERS OF CLAIMS IN CLASSES 2A AND 2B VOTE TO ACCEPT THE PLAN.] [IF APPLICABLE: IN ADDITION, THE EQUITY COMMITTEE RECOMMENDS THAT THE HOLDERS OF EQUITY INTERESTS IN CLASS 3A VOTE TO ACCEPT THE PLAN.]
     VOTING ON THE PLAN, BY EACH HOLDER OF A CLAIM AND/OR EQUITY INTEREST ENTITLED TO VOTE, IS IMPORTANT. EACH SUCH CREDITOR OR EQUITY INTEREST HOLDER SHOULD READ THIS DISCLOSURE STATEMENT WITH ITS EXHIBITS, INCLUDING THE PLAN, IN ITS ENTIRETY. AFTER CAREFULLY REVIEWING THESE DOCUMENTS, PLEASE FOLLOW THE DIRECTIONS FOR VOTING CONTAINED ON THE BALLOT, AND RETURN THE BALLOT IN THE ENVELOPE PROVIDED. TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY                     , 2009, AT                 P.M.

(THE “VOTING DEADLINE”) AT THE ADDRESS SET FORTH ON THE PRE-ADDRESSED ENVELOPE ENCLOSED WITH YOUR BALLOT.
     Votes cannot be transmitted orally or by e-mail. Accordingly, you are urged to return your signed and completed Ballot promptly. Ballots not received by the Voting Deadline and unsigned Ballots will not be counted. Any executed Ballots that are timely received, but which do not indicate either an acceptance or rejection of the Plan, will be deemed to constitute an acceptance of the Plan.
     The Bankruptcy Court has scheduled a hearing on Confirmation of the Plan for                , 2009 at                 p.m. (Pacific Time) at the United States Bankruptcy Court for the Central District of California, Santa Ana Division, Courtroom 5A, 411W. 4th Street, Santa Ana, California. Any objections to confirmation of the Plan must be in writing and filed with the Bankruptcy Court, and served so as to be received by                 p.m. (Pacific Time) on                , 2009, upon the following: (1) counsel to the Debtor, Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, Attn: Robert W. Jones, J. Maxwell Tucker, and Brent McIlwain and Stutman, Treister & Glatt, P.C., 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, Attn: Theodore B. Stolman and Whitman L. Holt; (2) Office of the United States Trustee, 411 W 4th Street, Suite 9041, Santa Ana, California 92701, Attn: Frank Cadigan; (3) counsel to the Official Committee of Unsecured Creditors, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, Attn: Lee Bogdanoff & Jonathon Shenson; and (4) counsel to the Equity Committee, Weiland, Golden, Smiley, Wang Ekvall & Strok LLP, 650 Town Center Drive, Suite 950, Costa Mesa, California 92626, Attn: Evan D. Smiley.
II
DISCLAIMER
     THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PLAN. PLEASE READ THIS DOCUMENT WITH CARE. THE PURPOSE OF THE DISCLOSURE STATEMENT

IS TO PROVIDE “ADEQUATE INFORMATION” OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTOR AND THE CONDITION OF THE DEBTOR’S BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR, TYPICAL OF HOLDERS OF CLAIMS OR EQUITY INTERESTS OF THE RELEVANT CLASS, TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. SEE 11 U.S.C. § 1125(a). UNLESS OTHERWISE INDICATED, THE DATE OF ALL OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT IS AS OF JUNE 1, 2009.
     FOR THE CONVENIENCE OF CREDITORS AND EQUITY INTEREST HOLDERS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ANY SUMMARY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.
     NO REPRESENTATIONS CONCERNING THE DEBTOR, ITS FINANCIAL CONDITION, OR ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTOR, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE, WHICH ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT, SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.
     THE FINANCIAL INFORMATION CONTAINED HEREIN, UNLESS OTHERWISE INDICATED, IS UNAUDITED. THE DEBTOR IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT

INACCURACIES. GREAT EFFORT, HOWEVER, HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS PRESENTED FAIRLY.
     PATTON BOGGS LLP, (“PB”) AND STUTMAN, TREISTER & GLATT, P.C. (“ST&G”) COMMENCED REPRESENTING THE DEBTOR IN ITS BANKRUPTCY CASE IN JUNE 2008 AS CO-REORGANIZATION COUNSEL. ADDITIONALLY, DEBTOR HAS EMPLOYED FTI CONSULTING, INC. (“FTI”) TO PROVIDE INTERIM MANAGEMENT AND MANAGEMENT ASSISTANCE TO THE DEBTOR DURING ITS BANKRUPTCY. PB, ST&G, AND FTI HAVE RELIED UPON INFORMATION PROVIDED BY THE DEBTOR’S MANAGEMENT AND EMPLOYEES IN CONNECTION WITH PREPARATION OF THIS DISCLOSURE STATEMENT. ALTHOUGH PB, ST&G, AND FTI HAVE PERFORMED CERTAIN LIMITED DUE DILIGENCE IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT, THEY HAVE NOT INDEPENDENTLY VERIFIED ALL OF THE INFORMATION CONTAINED HEREIN.
     ALTHOUGH A COPY OF THE DISCLOSURE STATEMENT HAS BEEN SERVED ON THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THE SEC HAS BEEN GIVEN AN OPPORTUNITY TO OBJECT TO THE ADEQUACY OF THE DISCLOSURE STATEMENT, THIS DISCLOSURE STATEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SEC NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT, THE EXHIBITS HERETO, OR THE STATEMENTS CONTAINED HEREIN.
     THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS, OR TAX ADVICE. ANY TAX ADVICE HEREIN

WAS NOT INTENDED TO BE USED, AND IT CANNOT BE USED, FOR THE PURPOSE OF AVOIDING ANY TAX PENALTIES THAT MAY BE IMPOSED ON ANY PERSON. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED OR REFERRED TO IN PROMOTING, MARKETING OR RECOMMENDING A PARTNERSHIP OR OTHER ENTITY, INVESTMENT PLAN, OR ARRANGEMENT TO ANY PERSON. ALL CREDITORS AND/OR EQUITY INTEREST HOLDERS SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND/OR ACCOUNTANT(S) AS TO LEGAL, TAX, AND OTHER MATTERS CONCERNING THEIR CLAIMS OR EQUITY INTERESTS.
III
OVERVIEW OF THE CHAPTER 11 PROCESS AND THE PLAN
A.	The Chapter 11 Process
     Chapter 11 of the Bankruptcy Code contains numerous provisions, the general effect of which is to provide debtors with “breathing space” within which to propose a restructuring of their obligations to third parties. The filing of a chapter 11 bankruptcy petition creates a bankruptcy “estate” comprising all of the property interests of the debtor. Unless a trustee is appointed by the Bankruptcy Court for cause (no trustee has been appointed in this Case), a debtor remains in possession and control of all its assets as a “debtor in possession.” The debtor may continue to operate its business in the ordinary course on a day-to-day basis without Bankruptcy Court approval. Bankruptcy Court approval is only required for various enumerated kinds of transactions (such as certain sales and financing transactions out of the ordinary course of a debtor’s business). The filing of the bankruptcy petition gives rise to what is known as the “automatic stay” which, generally, enjoins creditors from taking any action to collect or recover obligations owed by a debtor prior to the commencement of a chapter 11 case. The Bankruptcy Court can, however, grant relief from the automatic stay, under certain specified conditions or for cause.

     A chapter 11 debtor may propose a plan providing for the reorganization of the debtor or for the orderly liquidation and administration of the assets of the estate. A plan may either be consensual or non-consensual and provides, among other things, for the treatment of the claims of creditors and interests of shareholders.
B.	Overview of the Debtor’s Proposed Plan
     The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan. For a more detailed description of the terms and provisions of the Plan, see Article VII below, entitled “Fremont General Corporation’s Plan Pursuant to Chapter 11 of the United States Bankruptcy Code.” This brief overview of the Plan should not be considered without regard to the disclosures made in Article IX below, entitled “Certain Factors to be Considered.”
     The Plan’s objective is to vest title to all Assets of the Debtor, including the prosecution of Causes of Action, in the Reorganized Debtor (or if applicable the Creditors Trust), which shall then distribute Assets to Holders of Allowed Claims and Equity Interests in accordance with the Plan. The Plan designates a series of Classes of Claims and one Class of Equity Interests, which include all Claims against, and Equity Interests in, the Debtor. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.
     The following table (the “Plan Summary Table”) summarizes the treatment of Claims and Equity Interests under the Plan with: (a) the Debtor’s estimates of the amount of Claims in each category or Class that will be finally determined to be Allowed Claims, and (b) a description of the treatment provided for in the Plan for each Class of Claims and Equity Interests. The dollar amounts included in Plan Summary Table have been estimated by the Debtor as of the Petition Date, or the date of this Disclosure Statement and do not constitute an admission by the Debtor as to the validity or amount of any particular Claim or Equity Interest. The Debtor reserves the right to dispute the validity or amount of any Claim or Equity Interest that has not already been Allowed by the Bankruptcy Court or by agreement of the parties.
     The following summary of estimated distributions under the Plan lists both estimated Allowed Amount of Claims or Equity Interests in each Class, and an estimated recovery for such Class. The estimated aggregate amounts of all Classes of Claims are based on the Debtor’s good faith estimates of the aggregate amount of such Claims upon resolution of all such Claims that are Disputed Claims, based on all currently known information. The amount of the Pro Rata Distributions of Cash that ultimately will be received by a particular Holder of an Allowed Claim or Interest may be adversely or favorably affected by the aggregate amount of Administrative Claims and Priority Tax Claims ultimately Allowed, as well as the length of time that is required to accomplish payment in full Class 2A and Class 2B claims. These estimates also are based on good faith estimated amounts of available Cash for distribution to Holders of Claims, based on all currently known information. These estimates exclude any recovery on any Causes of Action that may be prosecuted by the Plan Administrator as Creditor Trustee after the Effective Date pursuant to the Plan.
     For all of the reasons stated above, no representation can be, or is being, made with respect to whether (a) the estimated Allowed amount of Claims in each Class is accurate, or (b) the estimated percentage recoveries shown on the table below actually will be realized by the holder of an Allowed Claim or Allowed Interest in any particular Class. As further disclosed herein, such estimates assume a favorable resolution of certain risk factors and other contingencies.

SUMMARY OF TREATMENT OF CLAIMS AND
EQUITY INTERESTS UNDER THE PLAN

				Estimated
				Percentage
			Estimated	Recovery of
			Aggregate	Allowed
			Amount of	Claims or
Claim	Claim/Interest	Treatment	Allowed Claims	Interests
n/a	Administrative Claims[1]	Except to the extent that any entity entitled to payment of an Allowed Administrative Claim agrees to a less favorable treatment or unless otherwise ordered by the Court, each Holder of an Allowed Administrative Claim will receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date, and (ii) the fifteenth (15th) Business Day after such Administrative Claim becomes an Allowed Administrative Claim, or, in either case, as soon thereafter as is practicable; provided, however, that Ordinary Course Administrative Claims will be paid in full in accordance with the terms and conditions of the particular transactions and any applicable agreements or as otherwise authorized by the Bankruptcy Court.	$1,112,000 in Administrative Claims (including professional fees and U.S. Trustee fees). This projected amount refers to the estimated amount of unpaid Administrative Claims as of 7/31/09. The projected range of unpaid Administrative Claims as of 10/31/09 is from $600,000 to $750,000.	100%

n/a	Priority Tax	Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date or agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.	Estimated Range from $100,271 to $102,676,574.[2]	100%

[1]	A substantial portion of the referenced Administrative Claims have already been allowed and paid on an interim basis, and this estimated amount does not include Administrative Claims that will have been paid during the course of this chapter 11 Case, nor any intercompany Administrative Claims due to FRC. See also the Liquidation Analysis, Exhibit B attached hereto, for additional explanations and disclosures.

[2]	The $102,676,574 figure includes the IRS’ proof of claim filed in the amount of $89,384,470 and the California Franchise Tax Board’s proof of claim of $13,292,104, and does not represent the Debtor’s current view of the amount that ultimately is likely to be Allowed. The Debtor disputes the proofs of claim filed by the IRS and the California Franchise Tax Board.

				Estimated
				Percentage
			Estimated	Recovery of
			Aggregate	Allowed
			Amount of	Claims or
Claim	Claim/Interest	Treatment	Allowed Claims	Interests
1	Priority Non-Tax Claims	Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, each Allowed Priority Non-Tax Claim will be paid, in full satisfaction, discharge, exchange and release thereof, in Cash in full the amount of the Allowed Priority Non-Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.	Estimated Range from $0 to $68,253	100%

2A	General Unsecured Claims (including the $176,402,107 of claims represented by the 7.875% Senior Notes due 2009, but excluding any intercompany obligations of the Debtor to FRC)	The Holder of an Allowed General Unsecured Claim shall receive a [semi-annual] Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed General Unsecured Claim, until such Claim has been satisfied, including payment of Post-Petition Interest, as applicable. Notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash of $175,000,000 pro rata to holders of the Senior Notes, or their indenture trustee or similar agent, such $175,000,000 distribution shall constitute a full and final satisfaction and accord of all Claims represented by the Senior Notes. Also notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash to the holder of a Class 2A Claim not evidenced by a Senior Note, in an amount equal to the Allowed Amount of such Class 2A Claim (but excluding the portion of the Allowed Amount of such Claim allocable to Postpetition Interest), such distribution shall constitute a full and final satisfaction and accord of such Class 2A Claim, including any Claim such holder may have for Postpetition Interest.	Estimated Range from $222,171,214 to $241,003,550	100%

Estimated
Percentage
			Estimated	Recovery of
			Aggregate	Allowed
			Amount of	Claims or
Claim	Claim/Interest	Treatment	Allowed Claims	Interests
2B	TOPrS Claims	The Holder(s) of an Allowed TOPrS Claim shall receive a Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed TOPrS Claim until such Claim has been satisfied, including payment of Post-Petition Interest, as applicable.	$107,467,913	100%

3A	Equity Interests	The Holders of an Allowed Equity Interests, in exchange for such Interests, shall be deemed to have received Series A Equity Trust Interests under the Plan in an amount equal to the number of shares of the Debtor’s common stock owned by such Holder. By way of example, if a Allowed Interest Holder owns 100,000 shares of the Debtor’s common stock, such holder would receive 100,000 Series A Equity Trust Interest units. The proportionate distributions of the Distributable Cash as between the Series A Equity Trust Interests and the Series B Equity Trust Interests are subject to the Equity Reconciliation.	As of the Petition Date, approximately 82,116,179 shares of the Debtor’s common stock had been issued.	See Liquidation Analysis, Exhibit B hereto for projected cash distributions that may be available to Classes 3A and 3B

3B	Section 510(b) Claims	The Holder of an Allowed Section 510(b) Claims, in full satisfaction of such Claim, shall be deemed to have received under the Plan Series B Equity Trust Interests in an amount equal to the Allowed Amount of such Section 510(b) Claims. By way of example, if a Section 510(b) Claim holder is Allowed a Claim in the amount of $100,000, such holder would receive 100,000 Series B Equity Trust Interest units. The proportionate distributions of the Distributable Cash as between the Series A Equity Trust Interests and the Series B Equity Trust Interests are subject to the Equity Reconciliation.	The Section 510(b) Claims are Disputed, and the Debtor has not recorded a liability for such Claims	See Liquidation Analysis, Exhibit B hereto
     THE TREATMENT AND DISTRIBUTIONS PROVIDED TO HOLDERS OF ALLOWED CLAIMS AND EQUITY INTERESTS PURSUANT TO THE PLAN ARE IN FULL AND COMPLETE SATISFACTION OF THE ALLOWED CLAIMS AND EQUITY INTERESTS ON ACCOUNT OF WHICH SUCH TREATMENT IS GIVEN AND DISTRIBUTIONS ARE MADE.

C.	Other Sources of Information
     Documents filed with the Bankruptcy Court in connection with the Debtor’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Debtor’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Disclosure Statement.
D.	Cautionary Statement Regarding Forward Looking Statements
     Certain statements contained in this Disclosure Statement may be deemed to be forward-looking statements under federal securities laws and the Debtor intends that such forward-looking statements be subject to the safe-harbor created thereby and/or the safe-harbor provided in section 1125(e) of the Bankruptcy Code. The Debtor cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action asserted against or belonging to the Debtor, the results of the Debtor’s review of submitted Claims, and the Debtor’s ability to resolve contingent, disputed, and unliquidated claims. Additional information on these and other factors is contained in the disclosures made in Article IX below, entitled “Certain Factors to be Considered.” The Debtor assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Disclosure Statement.

IV
COMPANY HISTORY
A.	The Debtor and Its Pre-Petition Business
     Fremont General Corporation, the Debtor, is a publicly held Nevada corporation that has functioned as a financial services holding company. The Debtor’s pre-petition business operations were generally conducted through two intermediate holding companies — one for the “banking side” and one for the “insurance side.”
     1. FIL’s Lending Operations.
     On the banking side, the Debtor owns 100% of the common stock of Fremont General Credit Corporation (“FGCC”), which in turn owns 100% of the common stock of Fremont Reorganizing Corporation, f/k/a Fremont Investment & Loan, a non-debtor entity (“FIL” or “FRC”). While FIL was still a California-charted industrial bank, FIL engaged in both commercial and residential (consumer) real estate lending nationwide. FIL focused on the origination of commercial real estate loans, which FIL primarily held for investment. FIL’s consumer lending operations focused on the origination of non-prime and subprime residential real estate loans, most of which were sold to third party investors through whole loan sales or securitizations. FIL was one of the nation’s largest originators of subprime loans.
     FIL’s business grew rapidly in the years just before the Debtor’s bankruptcy filing. FIL’s total amount of residential loan originations increased from approximately $14 billion in 2003 to approximately $33 billion in 2006. Its commercial real estate loan portfolio also increased from approximately $1.1 billion in 2003 to approximately $6.3 billion in 2006. However, the subprime lending market deteriorated significantly in 2007. A periodic review by the Federal Deposit Insurance Corporation (“FDIC”) of FIL’s subprime lending operations lead to the issuance of a Cease-and-Desist Order, which was consented to by FIL and the Debtor on March 7, 2007 (the “ Cease and Desist Order”). The Cease and Desist Order required FIL to (among other requirements)

make a variety of changes designed to restrict the level of lending in its subprime residential mortgage and commercial real estate business, to adopt a Capital Adequacy Plan to improve FIL’ Tier-1 leverage capital in relation to its risk profile, to provide for enhanced regulatory oversight, and to mandate the retention of qualified management acceptable to the FDIC and the Department of Financial Institutions of the State of California (“DFI”). The requirement for FIL to maintain higher capital levels made it more difficult for FIL to operate its lending business. Consequently, FIL decided to discontinue its subprime lending activities. As of March 7, 2007, FIL ceased entering into new funding commitments for subprime mortgage loans, although it continued to honor remaining outstanding commitments. FIL also sold its entire commercial real estate loan portfolio and its commercial lending platform to an unaffiliated third party in July 2007, terminating FIL’s commercial real estate lending operations. In addition to the Cease and Desist Order, FIL and the Debtor entered into a Final Order with the DFI on April 13, 2007 (“Final Order”), which was substantially similar in content to the Cease and Desist Order.
     As previously stated, the vast majority of FIL’s originated residential loans were transferred to third parties via a whole loan sales or securitizations. In a whole loan sale, FIL entered into an agreement to sell loans for cash, generally on a servicing released basis, but occasionally on a servicing retained basis. As part of the sale process, FIL gave customary representations and warranties regarding the characteristics and origination process of the loans. FIL also generally committed to repurchase loans if a payment default occurred within a certain period after the loan was sold.
     In a securitization, FIL transferred residential loans to a qualifying special-purpose entity, established for the limited purpose of purchasing the loans and issuing interest bearing securities that represented interests in the loans. The transfer of the loans in a securitization is treated as a sale, with the loans being removed from FIL’s balance sheet, although FIL continued to perform loan servicing functions for the securitizations.
     2. Indemnity and Life’s Insurance Operations.
     On the insurance side, the Debtor owns 100% of the common stock of Fremont Compensation Insurance Group, Inc. (“FCIG”). As of the date of this Disclosure Statement, FCIG in turn owns 100% of bare title to the common stock of Fremont Indemnity Company in Liquidation (“Indemnity”) and 100% of bare title to the common stock of Fremont Life Insurance Company (“Life”). Indemnity was placed into a state “conservation” proceeding under section 1011 of the California Insurance Code in June 2003, which proceeding was subsequently converted into a state “liquidation” proceeding under section 1016 of the California Insurance Code in July 2003. In connection with those proceedings, the California Insurance Commissioner (the “CIC”) obtained all the powers of the directors, officers, and managers of Indemnity, as well as sole control over all of Indemnity’s property. Life was placed into a state “conservation” proceeding in June 2008. In his capacity as statutory conservator or statutory liquidator, the CIC fulfills a role very broadly analogous to that of a bankruptcy trustee under the Bankruptcy Code.
B.	The Debtor’s Management
     Until November of 2007, the Debtor had been managed by a management team that included Chairman of the Board James A. McIntyre (“McIntyre”), and President and Chief Executive Officer Louis J. Rampino (“Rampino”). McIntyre and Rampino had each been employed by the Debtor for more than thirty years. McIntyre had served as the Debtor’s Chief Executive Officer from 1976 until 2004, when Rampino was appointed as Chief Executive Officer.
     In November of 2007, McIntyre, Rampino, and several of the Debtor’s other officers and directors resigned after the Debtor and FIL continued to experience significant financial difficulties. The Debtor’s previous management team was replaced in November 2007 with a new management team, including Chairman of the Board of Directors and Chief Executive Officer Stephen H. Gordon and Vice-Chairman and President David S. DePillo. This new management team has managed the Debtor from November 2007 through October 2008. Gordon and DePillo resigned from day-to-day management on September 30, 2008, but remain on the board as Chairman and Vice-Chairman, respectively. On October 1, 2008, Richard A. Sanchez replaced Mr. DePillo and Mr. Gordon and became the Debtor’s Interim President and Interim Chief Executive Officer and he continues to in these positions through the present date. Prior to the appointment as Interim President and Interim Chief Executive Officer, Mr. Sanchez served as the Debtor’s Executive Vice President and Chief Administrative Officer from November 2007 through September 30, 2008. Other members of the new management team, namely the Executive Vice President and Chief Financial Officer, Thea K. Stuedli, and the Executive Vice President and General Counsel Donald E. Royer, have remained in their respective positions since November 2007.
C.	Selected Financial Information
     Attached hereto as Exhibit C, for general informational purposes, are the Debtor’s unaudited income statement from the Petition Date through April 30, 2009 and unaudited balance sheet data as of April 30, 2009.
V
THE CHAPTER 11 CASE
A.	Events Leading to the Debtor’s Bankruptcy Filing
     FIL was one of the nation’s largest subprime lenders. Although FIL sold the vast majority of all loans that it originated via “whole loan” sales, FIL remained obligated to repurchase loans sold if they experienced a payment default within a certain period of time after being sold or in the event of a breach of customary representation and warranties included in the whole loan sale agreements. FIL’s loan repurchase obligations began increasing by the end of 2006.

     A combination of loan repurchase losses and deterioration in the subprime loan price caused FIL to experience significant erosion in its earnings and statutorily mandated capital ratios. Consequently, the Debtor and FIL consented to the Cease and Desist Order and the Final Order. As a result of the Cease and Desist Order and the Final Order, FIL decided to completely terminate all new subprime funding commitments on March 7, 2007, although it continued to honor existing funding commitments made before March 7, 2007. As discussed herein, FIL reached agreements to sell the majority of its remaining residential loan portfolio and its entire commercial real estate loan portfolios and its commercial lending platform to third parties during the first half of 2007.
     Even after ceasing residential lending, disposing of residential and commercial loan portfolios, completing the sale of significant portions of FIL’s assets, and taking other actions to comply with the Cease and Desist Order and the Final Order, the Debtor was not able to sufficiently repair the damage to FIL’s capital position caused primarily by the subprime lending crisis. The FDIC issued a Supervisory Prompt Corrective Action Directive (the “Directive”) on March 26, 2008, which required within sixty days for the Debtor to either recapitalize FIL or accept an offer for FIL to be acquired by another depository institution. In order to comply with the Directive, the Debtor reached an agreement with CapitalSource, Inc. (“CapitalSource”), where CapitalSource or its designee would agree to purchase a substantial portion of FIL’s principal assets and assume its deposits (the “CapitalSource Transaction”). Because the Debtor was a publicly traded entity, it would usually have to comply with SEC proxy rules in order to complete the sale to CapitalSource. However, due in part to its illiquid financial condition and the possible recording of additional asset write-downs and reserves, the Debtor determined that it would be unable, on a timely basis, to complete an audit of its consolidated financial statements for the year ended December 31, 2007 and its consolidated unaudited quarterly financial statements for the quarter ended March 31, 2008 or to file the related periodic reports with the SEC. Under SEC proxy rules, availability of this financial information would be necessary before the Debtor could solicit the Debtor’s shareholders for approval of the CapitalSource Transaction. Given the difficulties associated with completing a sale outside of bankruptcy, the Debtor determined that its best option for completing the CapitalSource Transaction would be to seek protection under chapter 11 of the Bankruptcy Code and complete the transaction with Bankruptcy Court approval. Accordingly, on June 18, 2008 (the “Petition Date”), the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor continues to manage its assets and properties as a debtor-in-possession pursuant to Bankruptcy Code sections 1107 and 1108.
B.	Significant Events During the Chapter 11 Case
     1. Retention of Debtor’s Professionals and Agents
     After filing its chapter 11, the Debtor sought Bankruptcy Court approval for its retention of the law firm of Patton Boggs LLP, as co-reorganization counsel, effective as of June 18, 2008. The Debtor also retained the law firm of Stutman, Treister & Glatt, PC as the Debtor’s co-reorganization counsel. The Bankruptcy Court approved the Debtor’s employment of these professionals, effective as of the Petition Date, pursuant to orders entered on September 29, 2008.The Debtor has also retained, with the Bankruptcy Court’s approval, (i) FTI Consulting, Inc. to provide interim management and management assistance to the Debtor; (ii) the law firms of Willenken, Wilson, Loh & Lieb LLP, Epstein Becker & Green, PC, and The Caldwell Law Firm as the Debtor’s special counsel for discrete purposes; and (iii) KPMG Corporate Finance LLC as the Debtor’s exclusive financial advisor in conjunction with a contemplated transaction that could undergird a plan of reorganization.
     The Debtor also has, with the Bankruptcy Court’s approval, employed Squar, Milner, Peterson, Miranda & Williamson, LLP to provide auditing and accounting services. The Debtor further has a pending application to employ Ernst & Young, LLP as its tax services provider.

     2. Appointment of the Creditors Committee and the Equity Committee
     On July 1, 2008, the Office of the United States Trustee for the Central District of California (the “U.S. Trustee”) appointed an official committee of creditors holding unsecured claims against the Debtor (the “Creditors Committee”) to represent the interests of the general unsecured creditors of the Estate. The members of the Creditors Committee are: (1) Tennenbaum Multi-Strategy Master Fund (which serves as the chair); (2) HSBC Bank USA, N.A., the Indenture Trustee for holders of the Debtor’s 7.875% Senior Notes; (3) Wells Fargo Bank, N.A., as successor trustee to the Bank of New York Trust Company, N.A., the Indenture Trustee for holders of the Debtor’s 9% Junior Subordinated Debentures; (4) Dennis & Loretta Danko Family Trust; and (5) Rita Angel. In addition, Howard Amster and Roark, Rearden, & Hamot Capital Management serve as “ex officio” members of the Creditors Committee.
     The Creditors Committee has employed, with the Bankruptcy Court’s approval, Klee, Tuchin, Bogdanoff & Stern LLP as its counsel, the Solon Group, Inc. as its financial advisor on a limited basis in the Case, and Bocarsly Emden Cowan Esmail & Arndt LLP as its tax counsel.
     On July 8, 2008, the U.S. Trustee appointed an official committee of the Debtor’s equity holders (the “Equity Committee”) to represent the interests of the Debtor’s equity holders. The initial members of the Equity Committee were: (1) John M. Koral; (2) William M. Stern; (3) Paul Dagostino; (4) William Holmes; (5) Frank E. Williams, Jr.; (6) Jeffrey M. Pies; (7) Lynn Ehlers; (8) John M. Mlynick; and (9) Jonathan Siegal. Messrs. Mlynick and Siegal subsequently resigned from the Equity Committee. The Equity Committee has employed, with the Bankruptcy Court’s approval, Weiland Golden, Smiley, Wang Ekvall & Strok LLP as its counsel and CRG Group Partners, LLC as its financial advisor.

     3. Consummation of the CapitalSource Transaction
     Within a week of the Petition Date, the Debtor filed its Motion for Order Authorizing the Debtor to Use the Shares of Non-Debtor Subsidiary to Consummate the CapitalSource Transaction (the “CapitalSource Motion”), which sought entry of an order authorizing the Debtor, as sole shareholder, to use (by voting) its shares of a non-debtor subsidiary to consummate the CapitalSource Transaction. Following a hearing on July 17, 2008, the Bankruptcy Court entered an order approving the CapitalSource Motion, which order was supported by accompanying Findings of Fact and Conclusions of Law. The CapitalSource Transaction closed on or about July 25, 2008, and FRC subsequently surrendered its banking charter to the state of California and changed its name from Fremont Investment & Loan to Fremont Reorganizing Corporation. As a result of the CapitalSource Transaction — which both the Creditors Committee and the Equity Committee supported — a receivership of FIL was averted and significant value was preserved for all stakeholders. This result stands in marked contrast to the outcome in other cases involving troubled banks and their parent holding companies — including Washington Mutual, IndyMac, Downey Savings & Loan, and Security Pacific Bank — all of which involved the appointment of the FDIC as receiver for the failed banks, and a subsequent loss of value for all stakeholders of the parent holding companies.
     4. Insider Compensation
     During the Case, the Debtor sought Court approval of the post-petition compensation of its current and past officers and directors, including Stephen H. Gordon, David S. DePillo, Donald E. Royer, Richard A. Sanchez, and Thea K. Stuedli. The Court approved a stipulation on September 15, 2008 that set the post-petition compensation for each of these officers or directors and established a mechanism for apportioning the executive compensation cost among the Debtor and FRC.

     5. Establishment of General Bar Date and Filing of Claims
     On September 4, 2008, pursuant to a Stipulated Order Regarding the Claims Bar Date, the Court established November 10, 2008 as the general claims bar date for all Persons other than governmental units to file proofs of Claim or Equity Interests arising prior to the Petition Date, pursuant to section 501 of the Bankruptcy Code, and (2) December 15, 2008 as the claims bar date for governmental units to file pre-petition Claims.
     Over 900 Proofs of Claim were filed against the Debtor, including a limited number after the Claims Bar Date. Based on its preliminary review, the Debtor believes that many of these asserted Claims are invalid and/or inflated and, ultimately after Claims objection litigation, which has already begun, the aggregate Claims amounts will be significantly reduced. However, at this point no assurances can be made that the aggregate Claims will be reduced. See also article IX hereof, entitled “Certain Factors To Be Considered.”
     6. Relief from Stay Motions — McIntyre, Faigin & The Bank of New York Mellon
     During the course of the Case, two of the Debtor’s former Officers, McIntyre and Alan W. Faigin have filed motions seeking relief from the automatic stay under Bankruptcy Code section 362. Former CEO McIntyre sought relief from the automatic stay to allow him to pursue litigation requiring the Debtor to hold a shareholder’s meeting. After conducting a hearing on the matter, the Bankruptcy Court entered an order on October 24, 2008, denying, without prejudice, McIntyre’s motion to lift the stay.
     Former General Counsel Faigin filed a motion to lift the automatic stay in order to pursue state court litigation against the Debtor and FRC under a theory that both entities were jointly liable for amounts that were still allegedly owed to Faigin under his pre-petition employment contract with the Debtor. Although the Debtor, but not FRC, was a party to Faigin’s employment contract, Faigin had attempted to pursue arbitration against FRC, which is not a debtor in bankruptcy, under a theory that both Debtor and FRC were joint employers of Faigin. The Bankruptcy Court entered an order on December 24, 2008 allowing Faigin’s litigation against FRC to proceed on the condition that Faigin amend his complaint to remove all allegations against the Debtor and refrain from seeking discovery from the Debtor in connection with the state court litigation.
     More recently, The Bank of New York Mellon (“BONY”) filed a motion to lift the automatic stay so that prepetition litigation BONY commenced against the Debtor, which was pending in the United States District Court for the Central District of California (the “District Court”) on the Petition Date, could resume. No hearing has yet been held on BONY’s motion. BONY’s prepetition litigation claims have been expressed in the Debtor’s Case by way of a proof of claim BONY filed in excess of $20,000,000. The Debtor disputes any liability to BONY, and if the BONY claim cannot be settled, the matter will need to proceed to trial in the District Court.
     7. Engagement of KPMG Corporate Finance and the Plan Marketing Process
     KPMG Corporate Finance LLC (“KPMGCF”) was retained by the Debtor with the Court’s approval pursuant to that certain engagement letter dated November 26, 2008 (the “Engagement Letter”), a copy of which was included with KPMGCF’s employment application. The Engagement Letter was the product of negotiation, review, comment, and ultimately approval (or at least non-objection) by the Debtor, the Creditors Committee, and the Equity Committee.
     The Engagement Letter contemplated that KPMGCF would initially engage in a comprehensive marketing process intended to locate third parties with an expressed interest in acting as a stalking horse plan proponent for, or otherwise sponsoring, a chapter 11 plan adding new value to the Debtor’s estate. Toward that end, the Debtor and its professionals assisted KPMGCF in the preparation of a comprehensive due diligence dataroom and plan marketing materials during December 2008.

     Because the Order approving KPMGCF’s engagement was not entered until January 6, 2009 and KPMGCF could not commence the marketing process until that Order was entered, KPMGCF was left with only about five weeks in which to locate a qualified plan proponent by the February 15 deadline contained in the Engagement Letter. Thereafter, KPMGCF went to work by distributing a large number of “teasers” designed to inform the market of the potential opportunity for investors acting as the proponent of a Fremont plan. Those “teasers” resulted in twenty-six parties executing non-disclosure agreements and receiving a detailed Confidential Information Memorandum about the Debtor and FRC.
     Of the 26 parties receiving the Confidential Information Memorandum, six expressed substantial interest in serving as a plan proponent. Pursuant to the solicitation process structured by KPMGCF, all six of those parties timely submitted proof of their financial qualifications to KPMGCF. KPMGCF determined that all six are financially well-qualified to sponsor a chapter 11 plan in this case.
     Contemporaneously with their qualifying financially, the six parties invested substantial time and effort engaging in due diligence regarding the assets and liabilities of both the Debtor and its non-debtor subsidiary FRC. Such due diligence not only involved the review and analysis of thousands of pages of documents contained at an on-line data site, but also involved numerous telephonic and in-person meetings with KPMGCF, the Debtor’s management, the Debtor’s reorganization counsel, the Debtor’s outside litigation counsel, and the Debtor’s other professionals.
     All six of the prospective proponents ultimately submitted an executed non-binding term sheet or letter of intent by the February 15, 2009 deadline established by KPMGCF. Five of the six proposals expressly stated that they were not subject to any financing or due diligence conditions, thereby automatically extending the term of KPMGCF’s engagement.

     Based upon the existence of six executed proposals submitted by proponents that KPMGCF deemed to be financially qualified, KPMGCF and the Debtor’s Board of Directors concluded that it would be in the best interests of the Debtor’s estate to work toward implementation of one of the proposals through a plan of reorganization. Doing so requires that at least one of the proposals be refined via further negotiation and memorialized in definitive transaction documents.
     During the months of March, April, and May 2009, meaningful discussions and negotiations, encompassing hundreds of hours of effort on the part of the Debtor’s management, professionals, the proponents, and the committees, took place between certain potential proponents, the Debtor, the Creditors Committee, and the Equity Committee. Those discussions included lengthy and numerous in-person meetings, conference calls, and e-mail exchanges. Many draft term sheets were exchanged between the parties, but ultimately no agreement has, to date, been reached with any of the potential proponents, the Debtor, and both committees. Accordingly, the Debtor has filed the Plan as a “standalone” plan, without the participation of a third party proponent.
     In the event that the Reorganized Debtor engages in a “Transaction” (as defined in the Engagement Letter) within twelve months after the termination of KPMGCF’s engagement, KPMGCF will remain entitled to the payment of the “Transaction Fee” (as defined in the Engagement Letter) pursuant to the terms of the Engagement Letter.
     8. Plan Exclusivity
     Pursuant to section 1121 of the Bankruptcy Code, a debtor in possession, such as the Debtor, has at least 120 days from the date of the filing of its chapter 11 petition in which to file a plan of reorganization, subject to Bankruptcy Court’s discretion to grant extensions of this exclusive period for “cause.” During this exclusive period, no other person or entity is permitted to file a plan of reorganization. A debtor further has an additional 60 days in which to solicit votes on a filed plan.

     The Debtor has received three extensions of its exclusivity periods, ultimately resulting in a June 1, 2009 deadline for filing a plan and a September 1, 2009 deadline for soliciting votes on that plan. Neither of these deadlines are subject to further extension without the Creditors Committee’s consent.
     9. Settlements of Claims and Litigation
     During the course of the Case, the Debtor has achieved settlements of various matters. In some instances, the Debtor has negotiated final terms of settlement, subject only to obtaining Bankruptcy Court approval. The following narrative describes the more significant settlements.
          a. California Insurance Commissioner.
     In June 2004, the CIC, as Indemnity’s statutory liquidator, filed suit in Los Angeles Superior Court against the Debtor and FCIG alleging that they improperly utilized certain net operating loss deductions (“NOLs”) allegedly belonging to Indemnity (the “NOL Case”). In 2005, the CIC filed an additional and separate complaint against the Debtor and others on behalf of Indemnity as successor in interest to Comstock Insurance Company (“Comstock”), a former affiliate of Indemnity that was subsequently merged into Indemnity. This case alleged similar causes of action regarding the utilization of the NOLs as in the NOL Case as well as assertions of improper transactions with other insurance subsidiaries and affiliates of Indemnity (the “Comstock Action”). In 2008, FRC was added as a defendant in both the NOL Case and the Comstock Action.
     As a result of disagreements as to whether Indemnity, which is in liquidation, and/or its subsidiaries could be considered part of the Debtor’s consolidated taxpayer group for federal income tax purposes, the CIC requested that the Internal Revenue Service (“IRS”) issue a private letter ruling to resolve the dispute, which the IRS issued on July 26, 2006. Based upon this IRS private letter ruling, the CIC has taken the position that Indemnity and its subsidiaries should be included in the Debtor’s consolidated taxpayer group, and the Debtor has maintained its objection to such tax treatment (the “Tax Deconsolidation Dispute”).
     In March 2008, the CIC filed a lawsuit in California state court asserting, on behalf of Indemnity, claims of ownership to substantial portions of certain artwork, including any related proceeds from the sale of such artwork, that at any time were in the possession or control of the Debtor or any of its affiliates. That state court lawsuit was removed to the Bankruptcy Court by the Debtor on July 11, 2008, and is now a pending adversary proceeding No. 8:08-ap-01258-ES (the “Art Adversary Dispute”), wherein the CIC has asserted ownership rights to such artwork and related proceeds and asserted claims against the Debtor, FRC, and four individuals that are current or former employees of the Debtor.
     In connection with the aforementioned actions, the CIC filed four proofs of claim with the Bankruptcy Court asserting against the Debtor all of the claims set forth in the NOL Case, the Comstock Action, the Art Adversary Dispute, and the Tax Consolidation Dispute. Collectively, the liquidated amount of the claims asserted by the CIC exceeded $489 million, and further included claims based upon various alleged unliquidated components.
     On April 17, 2009, the Debtor, FRC, and FCIG (FCIG, the Debtor, and FRC are collectively referred to herein as the “Fremont Entities”), and the CIC, as the statutory liquidator of Indemnity and the statutory conservator of Life, entered into a stipulation and agreement regarding the global and integrated settlement and release of all claims and disputes (the “CIC Stipulation”).
     In consideration of the aggregate and integrated final settlement of all claims and disputes between them, the Fremont Entities and the CIC agreed to the following”
     Tax Matters: Within 20 days of the CIC Stipulation’s effective date, the Fremont Entities will make any necessary requests, enter into any agreements, and/or make any necessary filings with the IRS to document that Indemnity has been deconsolidated from the group of affiliates of the Debtor that elect to participate in a consolidated federal taxpayer group so that Indemnity may utilize on its separate tax returns without limitation or restriction any NOLs generated by Indemnity on or after January 1, 2003. In addition, after the CIC Stipulation’s effective date, the Debtor will reasonably cooperate with the CIC in the preparation, filing, approval, and consummation of the statutory liquidation case involving Indemnity as more fully set forth in the CIC Stipulation.
     Life Stock: On the CIC Stipulation’s effective date, FCIG, as the holder of all of the issued and outstanding stock of Life, will transfer to the Commissioner for the benefit of Indemnity all of its right, title, and interest in the stock of Life.
     Proofs of Claim: On the CIC Stipulation’s effective date, each of the proofs of claim filed by the CIC with the Bankruptcy Court will be withdrawn, disallowed, and expunged in their entirety and with prejudice. The CIC will be allowed a $5 million general unsecured non-priority claim in the Debtor’s bankruptcy proceeding, which claim shall be the sole and exclusive right to payment the CIC, Indemnity, and Life will have against the Debtor’s bankruptcy estate, except in connection with the D&O Case (as described below).
     Disposition of the Artwork Adversary Dispute: On the CIC Stipulation’s effective date, the CIC will receive $4.1 million of the funds, presently held in escrow, resulting from the sale of certain of the Debtor’s artwork. The Debtor will receive the remaining proceeds held in an escrow account (approximately $300,000) and ownership rights to all of the remaining artwork, including any future proceeds from the sale or disposition of such artwork.
     Cash Payment: On the CIC Stipulation’s effective date, FRC will pay to Indemnity $5.0 million in cash.
     Dismissal of Pending Litigation: As soon as practicable after the CIC Stipulation’s effective date, the CIC will cause to be dismissed with prejudice all of the aforementioned actions, including any counterclaim or cross-complaint filed therein, and the Fremont Entities will cause to be dismissed with prejudice any proofs of claim filed in connection with the statutory liquidation case involving Indemnity.
     Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the CIC Stipulation, on the CIC Stipulation’s effective date, in consideration of the payments and other consideration recited in the CIC Stipulation, the CIC, Indemnity, Life, and the Fremont Entities will mutually release, acquit, and forever discharge each party and certain related parties (subject to specified exceptions) from the claims set forth in the aforementioned actions.
     The Debtor filed a motion for approval of the CIC Stipulation pursuant to Federal Rule of Bankruptcy Procedure 9019(a) on April 23, 2009, and that motion was approved by the Bankruptcy Court at a hearing held on May 14, 2009. The CIC Stipulation has further been approved by the two necessary state courts, and the Debtor and the CIC are presently in the process of closing and implementing that settlement. For more information regarding this controversy, see Article IX “Certain Factors to be Considered.”
          b. Massachusetts Attorney General.
     In October 2007, the Attorney General for the Commonwealth of Massachusetts (the “Commonwealth”) filed a lawsuit in Massachusetts Superior Court in Suffolk County (“MA Superior Court”) alleging that the Debtor and its indirect wholly-owned subsidiary, FRC, engaged in unfair or deceptive practices in connection with the origination and servicing of residential mortgage loans made to residents of Massachusetts (the “Massachusetts Action”). The lawsuit was brought on behalf of the Commonwealth and such borrowers. The Commonwealth’s complaint sought injunctive relief, equitable relief for such Massachusetts borrowers, and civil penalties. Since February 25, 2008, the Debtor and FRC have been operating under a preliminary injunction issued by the MA Superior Court, as modified on March 31, 2008 (the “Preliminary Injunction”), which enjoined the Debtor and FRC from foreclosing on certain of such loans made to Massachusetts residents without the approval of the MA Superior Court and prevented the Debtor and FRC from selling, transferring, or assigning any such Massachusetts residential mortgage loan unless certain conditions were met. The Debtor concluded that the Massachusetts Action was likely outside the scope of the automatic stay pursuant to 11 U.S.C. § 362(b)(4).
     On April 17, 2009, the Commonwealth, the Debtor, and FRC entered into a Final Judgment By Consent (the “Final Judgment”). Pursuant to the Final Judgment’s terms, FRC will pay $10 million to the Commonwealth on the Final Judgment’s effective date. If neither FRC nor FGCC is the subject of a bankruptcy proceeding under the Bankruptcy Code as of a date which is approximately 95 days after the Final Judgment’s effective date, and no court has determined that either the Debtor or FRC has violated any of the terms of the Final Judgment, then the Commonwealth will withdraw with prejudice the proof of claim in the estimated amount of $20 million that the Commonwealth filed in the Debtor’s Case on December 12, 2008. In the event that either FRC or FGCC are in bankruptcy proceedings on such date (which date has not passed as of the date of this Disclosure Statement), then the Commonwealth may void the Final Judgment and refund the $10 million.
     To the extent the Final Judgment becomes effective, the Preliminary Injunction will be modified and will become a permanent injunction that will only apply to loans to Massachusetts residents or to loans secured by property in Massachusetts (the “Permanent Injunction”). The parties agree that the entry of the Permanent Injunction may not be construed as, evidence that FRC or the Debtor used or employed unfair or deceptive acts or practices. Pursuant to the Permanent Injunction, the Debtor or FRC must provide the Massachusetts Attorney General (the “Attorney General”) with prior notice before initiating or advancing a foreclosure on any such mortgage loan originated by FRC. If the Attorney General does not provide a written objection, the Debtor or FRC may proceed with the foreclosure. In the event that there is a written objection, the parties have agreed to follow the resolution procedures set forth in the Final Judgment. In addition, before the Debtor or FRC may sell, transfer or assign any mortgage loan originated by FRC that is secured by any residential property in Massachusetts, they must (i) provide the Attorney General prior notice; (ii) a purchaser or assignee from FRC must agree to be bound by the foreclosure and sale restrictions of the Permanent Injunction; and (iii) a copy of the written assignment must be provided to the Attorney General.
     In consideration of the Debtor and FRC’s compliance with the provisions of the Final Judgment, upon the entry of the Final Judgment by the MA Superior Court, the Commonwealth will release and forever discharge the Debtor and FRC from the claims set forth in the Massachusetts Action. This general release is subject to possible revocation as noted above.
     The Debtor filed a motion for approval of the Final Judgment pursuant to Federal Rule of Bankruptcy Procedure 9019(a) on April 23, 2009, and that motion was approved by the Bankruptcy Court at a hearing held on May 14, 2009. The Debtor, FRC, and the Commonwealth are presently in the process of implementing that agreement. For more information regarding this controversy, see Article IX “Certain Factors to be Considered.”
          c. Enron.
     On April 24, 2009, the Debtor entered into a stipulation and agreement (the “Enron Stipulation”) with Enron Creditors Recovery Corporation (“Enron”) to settle the outstanding litigation discussed below and resolve an approximately $25.5 million proof of claim filed by Enron on or about October 14, 2008 in the Case.
     On December 2, 2001, Enron and certain affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States District Court for the Southern District of New York (the “Enron Court”). Prior to December 2, 2001, Enron issued unsecured commercial paper to various entities, including the Debtor. Such commercial paper had maturities of up to 270 days. In a series of transfers, Enron allegedly paid over $1 billion dollars to various entities, including $25,426,521.66 to the Debtor, in respect of such commercial paper prior to such commercial paper’s stated maturity. In November 2003, representatives of Enron’s bankruptcy estate commenced adversary proceedings in the Enron Court against the Debtor and various defendants, asserting claims that the payments made in respect of the commercial paper are avoidable and recoverable under various sections of the Bankruptcy Code (the “CP Adversary Proceeding”).
     In consideration of the aggregate and integrated final settlement of all claims and disputes between them, the Debtor and Enron agreed to the following:
     Allowed General Unsecured Claim: On the Enron Stipulation’s effective date, Enron will be allowed for purposes of voting on any proposed plan in the Case and receiving any distributions made pursuant to such plan or otherwise in the Case, a general unsecured non-priority claim against the Debtor in the amount of $4.0 million (the “Allowed Enron Claim”). However, upon Enron’s actual receipt of distributions from the Debtor’s bankruptcy estate totaling $2.0 million, the Allowed Enron Claim shall be deemed to be satisfied in full, and Enron shall have no further right to any distributions or payment from the Debtor’s bankruptcy estate. The Allowed Enron Claim shall be the sole and exclusive right to payment that Enron will have against the Debtor’s bankruptcy estate or otherwise.
     Dismissal of the CP Adversary Proceeding: As soon as is practicable after the effective date of the Enron Stipulation, Enron will cause the CP Adversary Proceeding to be dismissed with prejudice as to the Debtor, with the Debtor and Enron to bear their own respective attorneys’ fees and costs.
     Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the Enron Stipulation, on its effective date, in consideration of the payments and other consideration recited in the Enron Stipulation, Enron and the Debtor will mutually release, acquit, and forever discharge each other and certain related parties from any and all past, present, and future claims, arising in whole or in part out of any facts, circumstances, or events in existence on or before its effective date.
     The Debtor filed a motion for approval of the Enron Stipulation pursuant to Federal Rule of Bankruptcy Procedure 9019(a), and that motion was approved by the Bankruptcy Court at a hearing held on May 19, 2009. The Enron Stipulation has further been approved by the Enron Court. For more information regarding this controversy, see Article IX “Certain Factors to be Considered.”
          d. The “Rampino” Litigation and Associated Defendants’ Wage, SERP, and Indemnification Claims.
     On May 15, 2009, the Debtor entered into a trilateral stipulation and agreement (the “Rampino Stipulation”) with Rampino, McIntyre, Wayne R. Bailey (“Bailey”), John A. Donaldson (“Donaldson”), Ronald A. Groden (“Groden”), W. Brian O’Hara (“O’Hara”), and Raymond G. Meyers (“Meyers”) (collectively, the “Rampino Defendants”) and the CIC, as statutory liquidator of Indemnity, to settle the outstanding litigation between the Rampino Defendants, as former officers and directors of the Debtor and/or of Indemnity, and the CIC, as the statutory liquidator of Indemnity, and to resolve fifteen proofs of claims, asserting liquidated amounts that, in the aggregate, exceed $27 million, and that contain substantial contingent and unliquidated components, which were filed by the Rampino Defendants in the Debtor’s Case.
     On October 12, 2006, the CIC, as statutory liquidator of Indemnity, filed a First Amended Complaint in the Los Angeles Superior Court (Case No. BC357691) against the Rampino Defendants, as former directors and officers of Indemnity, which alleged the Rampino Defendants breached their fiduciary duties by allowing Indemnity to engage in an inappropriate underwriting scheme that caused injury to Indemnity’s reinsurers, which in turn injured Indemnity by settlements it made with those reinsurers (the “D&O Case”). Although neither the Debtor nor any of its affiliates are defendants in the D&O Case, it is possible that the Debtor could have indemnification obligations to some or all of the Rampino Defendants pursuant to the Debtor’s governing documents and applicable state law. After the Debtor commenced the Bankruptcy Case, each of the Rampino Defendants filed one or more proofs of claim based upon, among other things, the theory that the Debtor is liable to indemnify each of the Rampino Defendants for any settlement amounts or judgment that may be entered against the Rampino Defendants in the D&O Case.
     In accordance with the terms of the Rampino Stipulation and in consideration of the settlement of all claims and disputes among them, the CIC, Indemnity, the Debtor, and the Rampino Defendants agreed to the following:
     Allowed General Unsecured CIC Claim: On the Rampino Stipulation’s effective date, the CIC will be allowed for purposes of voting on any proposed plan in the Case and receiving any distributions made pursuant to such plan or otherwise in the Debtor’s Case, a general unsecured non-priority claim against the Debtor in the amount of $35 million (the “Allowed CIC-Rampino Claim”). However, upon the CIC’s actual receipt of distributions from the Debtor’s bankruptcy estate totaling $22.0 million, the Allowed CIC-Rampino Claim shall be deemed to be satisfied in full, and the CIC shall have no further right to any distributions or payment from the Debtor’s bankruptcy estate on account of the D&O Case. The Allowed CIC-Rampino Claim shall be the sole and exclusive right to payment that the CIC will have against the Debtor’s bankruptcy estate on account of the D&O Case. The Allowed CIC-Rampino Claim will be in addition to the $5 million general unsecured non-priority claim against the Debtor’s bankruptcy estate for an unrelated settlement accomplished via the CIC Stipulation (as discussed above)
     Final Disallowance of the Proofs of Claim: On the Rampino Stipulation’s effective date, each of the Rampino Defendants’ respective proofs of claim shall be deemed to have been withdrawn, disallowed, and expunged in their entirety and with prejudice.

     Allowed General Unsecured SERP Claims: On the Rampino Stipulation’s effective date, Messrs. Bailey, Rampino, McIntyre, Meyers will each be allowed for purposes of voting on any plan and receiving any distributions made pursuant to such plan or otherwise in the Debtor’s Case, a general unsecured non-priority claim against the Debtor in the amounts of $4.6 million, $5.6 million, $5.2 million and $2.3 million, respectively (collectively, the “Allowed SERP Claims”). However, upon Messrs. Bailey, Rampino, McIntyre, and Meyers’ actual receipt of distributions from the Debtor’s bankruptcy estate totaling approximately $2.874 million, $3.470 million, $3.227 million and $1.420 million, respectively, the Allowed SERP Claims shall be deemed to be satisfied in full, and Messrs. Bailey, Rampino, McIntyre, and Meyers shall have no further right to any distributions or payment from the Debtor’s bankruptcy estate. The Allowed SERP Claims shall constitute only general unsecured non-priority claims, and Messrs. Bailey, Rampino, McIntyre, and Meyers shall have no right to any distribution or payment from either the Fremont General Corporation Supplemental Executive Retirement Plan, as amended, or the Fremont General Corporation Supplemental Executive Retirement Plan II, as amended.
     Dismissal of Pending Litigation: As soon as is practicable after the Rampino Stipulation’s effective date, the CIC and Indemnity will cause the D&O Case to be dismissed with prejudice, with all parties thereto to bear their own respective attorneys’ fees and costs. In addition, Messrs. Bailey, Rampino, and McIntyre will cause each of their respective adversary proceedings pending before the Bankruptcy Court to be dismissed with prejudice against all defendants thereto other than the Debtor, with all parties thereto to bear their own respective attorneys’ fees and costs, with dismissal as against the Debtor conditioned upon Messrs. Bailey, Rampino, and McIntyre receiving full payment on their Allowed SERP Claims.
     Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the Rampino Stipulation, on its effective date, in consideration of the payments and other consideration recited in the Rampino Stipulation, the CIC, Indemnity, the Debtor and the Rampino Defendants will mutually release, acquit, and forever discharge each other and certain related parties from any and all past, present, and future claims, arising in whole or in part out of any facts, circumstances, or events in existence on or before the effective date; provided, however, that nothing in the Rampino Stipulation is intended to release any claims that any of the parties may have with respect to any insurance policy issued by any insurer of any of the parties. In addition, the Rampino Stipulation will not operate to release any claims that the Rampino Defendants may have against the Debtor’s bankruptcy estate as a result of their ownership of Debtor common stock or other securities of the Debtor or any of its affiliates.
     The Debtor filed a motion for approval of the Rampino Stipulation pursuant to Federal Rule of Bankruptcy Procedure 9019(a), and that motion is set for hearing before the Bankruptcy Court on June 11, 2009. The Rampino Stipulation also remains subject to the approval of the “Liquidation Court” overseeing Indemnity’s liquidation proceeding. For more information regarding this controversy, see Article IX “Certain Factors to be Considered.”
          e. Other Settled and Resolved Claims.
     The Debtor and FRC entered into an agreement with Credit Suisse to provide for the payment and resolution of a proof of claim in excess of $2 million filed by Credit Suisse, which agreement was approved by the Court pursuant to Federal Rule of Bankruptcy Procedure 9019(a).
     The Debtor entered into a stipulation providing for the withdrawal with prejudice of 86 separate proofs of claim filed by the plaintiffs in the so-called Scheid action, which stipulation was approved by the Court.
     The Debtor and FRC agreed to settle their affirmative claims against BlackRock, Inc., Private National Mortgage Acceptance Company, LLC, and John Lawrence, which agreement was also approved by the Court pursuant to Federal Rule of Bankruptcy Procedure 9019(a).

          f. Other Issues Regarding Filed Proofs of Claim.
     Via the stipulations described above, the Debtor has resolved, at least preliminarily, 112 of the proofs of claim filed against its estate. The Debtor is in the process of attempting to resolve other disputed Claims, including the claims filed by the IRS and BONY, and has already filed objections to a number of other Claims. Although the Debtor has not fully analyzed all filed Claims, the Debtor anticipates continuing the claim objection process through the date of Plan Confirmation.
VI
LITIGATION AND CAUSES OF ACTION
A.	Litigation Commenced Pre-Petition
     As of the Petition Date, the Debtor was involved in certain litigation and other actions set forth in the Bankruptcy Schedules. The Debtor’s discussion of certain litigation claims deemed material to consideration of the Plan, is found in article IX hereof, entitled “Certain Factors to be Considered.”
B.	Post-Petition and Other Potential Causes of Action
     1. In General
     After the Petition Date, the Debtor has prosecuted or defended adversary proceedings that are connected with this chapter 11 case. In some instances, the Debtor has removed civil actions that were pending in other courts on the Petition Date to the Bankruptcy Court. The discussion in this section is for general informational purposes only. Nothing herein is intended nor should be construed to be any admission or acknowledgement by the Debtor or Estate of any matter. The Debtor and Plan Administrator reserve all of their respective rights with respect to any potential and/or actual claims against any Persons.
     2. Adv. Pro. No. 8:08-ap-01256-ES and Adv. Pro No. 8:09-ap-01103-ES
     The initial referenced adversary proceeding involves certain claims asserted by McIntyre and Alan W. Faigin against the Debtor arising from two supplemental executive retirement plans, or

“SERPs.” This proceeding was removed from California state court to the Bankruptcy Court by the Debtor on July 7, 2008. The Debtor filed a motion to dismiss the plaintiffs’ complaint. The plaintiffs have filed a second amended complaint,
     A different set of plaintiffs filed the separate adversary proceeding No. 8:09-ap-01103-ES, styled Bailey v. Fremont General Corporation, et al. This proceeding was brought by two former executive employees of the Debtor, Bailey and Rampino, and involves certain ERISA claims asserted against the Debtor related to the SERPs. The Debtor intends to pursue a vigorous defense to both of these SERP related adversary proceedings.
     The Rampino Stipulation described above resolves, subject to final distributions on the Allowed SERP Claims, these two pieces of litigation with respect to all plaintiffs other than Mr. Faigin.
     3. Adv. Pro. No. 8:08-ap-01258-ES
     This proceeding involves the CIC’s asserted ownership interests in certain artwork and related proceeds. This proceeding was removed from California state court to this Court by the Debtor on July 11, 2008. This litigation was settled with the CIC as part of the above-described CIC Stipulation.
     4. Adv. Pro. No. 8:08-ap-01418-ES
     This proceeding involves the Debtor and FRC’s rights to coverage under certain insurance policies issued by the Federal Insurance Company, including with respect to amounts paid by FRC to settle the Massachusetts Action. This proceeding was commenced by the Debtor and FRC on October 20, 2008.
     5. Adv. Pro. No. 8:08-ap-01470-ES
     This proceeding involves the Debtor’s claims against National Relocation Services, Inc., Mike Garrett, and other parties in connection with the misappropriation of certain furniture, fixtures,

and equipment from the Debtor’s Water Garden location. This proceeding was commenced by the Debtor on November 20, 2008, and a pre-trial conference is presently scheduled for July 2009.
     6. Other Actions
     The Debtor has addressed a series of motions for relief from stay, motions for conversion, motions for Rule 2004 exams, and various other contested matters that have arisen during this Case.
     7. Other Significant Litigation Claims
     Certain litigation Claims, not presently pending, may present material risks to holders of Claims and Interests under the Plan if not resolved in a manner satisfactory to the Debtor.. See Article IX, “Certain Factors to be Considered” at subsections A and B thereof and discussion therein of the “Commonwealth of Massachusetts Claim,” the “IRS Claim,” the “California Insurance Commissioner Claim,” and the “Rampino Claim.”
     8. Causes of Action are to be Retained Under Plan; No Waiver Should be Implied
     As set forth in the Plan, the Debtor and Creditors Committee will file at least ten (10) Business Days prior to the Confirmation Hearing a non-exhaustive list of potential Causes of Action; provided, however, that notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any Cause of Action, or potential Cause of Action, in the Plan, this Disclosure Statement, or any other document filed with the Bankruptcy Court will in no manner waive, eliminate, modify, release, or alter the Debtor’s or the Plan Administrator’s right to commence, prosecute, defend against, settle, and realize upon any Cause of Action that the Debtor or the Estate has or may have as of the Confirmation Date. Unless otherwise provided in the Plan or Confirmation Order, to the extent any filed or to-be-filed actions are not resolved, after the Effective Date, the Plan Administrator will continue to prosecute, settle, or otherwise resolve or dispose of those actions.

VII
THE PLAN
A.	Overview of the Plan
     The following is only a brief summary of the material terms of the Plan. Creditors, Equity Interest Holders and other parties in interest are urged to review the Plan in its entirety.
     The Plan’s objective is to vest title to all Assets of the Debtor, including all Causes of Action, in the Reorganized Debtor free and clear of all Liens and in accordance with section 1141 of the Bankruptcy Code. In the event that: (i) all Allowed Claims, Allowed Administrative Claims and Allowed Unclassified Claims are paid in full, along with any and all accrued Postpetition Interest; (ii) all Post Effective Date Plan Expenses are paid in full; and (iii) all amounts payable pursuant to section 726(a)(1) through 726(a)(5) of the Bankruptcy Code, inclusive, are paid, any remaining amounts will be paid to the Equity Trust, and then will be distributed to the holders of Allowed Section 510(b) Claims and Allowed Equity Interests.
B.	Treatment of Claims and Equity Interests Under the Plan
     The treatment under the Plan of Allowed Claims and Allowed Equity Interests is in full and complete satisfaction of the legal, contractual, and equitable rights that each entity holding an Allowed Claim or an Allowed Equity Interest may have in or against the Debtor or its property. This treatment supersedes and replaces any agreements or rights those entities have in or against the Debtor or its property. All Distributions under the Plan will be tendered to the Person holding the Allowed Claim or the Allowed Equity Interest. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NO DISTRIBUTIONS WILL BE MADE AND NO RIGHTS WILL BE RETAINED ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST THAT IS NOT AN ALLOWED CLAIM OR ALLOWED EQUITY INTEREST.

     1. Allowance and Treatment of Unclassified Claims (Administrative Claims and Priority Tax Claims)
     Certain types of Claims are not placed into Classes that are entitled to vote to accept or reject the Plan; instead, such Claims are unclassified. Such Claims are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following Claims in a Class. The respective treatments for these Claims are provided below.
          a. Administrative Claims
     Administrative Claims are claims for administrative costs or expenses that are allowable under Bankruptcy Code section 503(b) or 28 U.S.C. § 1930, which costs or expenses may include: (a) actual, necessary costs and expenses of preserving the Debtor’s Estate after the Petition Date; (b) Ordinary Course Administrative Claims; (c) Professional Fee Claims; (d) Administrative Tax Claims; and (e) U.S. Trustee Fees. Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment or unless otherwise ordered by the Bankruptcy Court, each Holder of an Allowed Administrative Claim will receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date, and (ii) the fifteenth (15th) Business Day after such Administrative Claim becomes an Allowed Administrative Claim, or, in either case, as soon thereafter as is practicable; provided, however, that Ordinary Course Administrative Claims (i.e., claims for administrative costs or expenses that are allowable under Bankruptcy Code section 503(b) that are incurred in the ordinary course of the Debtor’s operations or the Case, or are provided for in an order of the Bankruptcy Court) will be paid in full in accordance with the terms and conditions of the particular transactions and any applicable agreements or as otherwise authorized by the Bankruptcy Court.

          b. Administrative Claim Reserve
     On the Effective Date, the Administrative Claims Reserve3 will be funded in Cash. Distributions will be made to Holders of Allowed Administrative Claims from the Administrative Claims Reserve. Except as otherwise ordered by the Court, to the extent the Administrative Claims Reserve has insufficient funds to pay all Allowed Administrative Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Allowed Administrative Claims. Any amounts remaining in the Administrative Claims Reserve after payment of all Allowed Administrative Claims will be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
               (i) Administrative Claim Bar Date
     All requests for payment of an Administrative Claim that accrued from the Petition Date through the Effective Date, except for (i) U.S. Trustee Fees and (ii) Professional Fee Claims, must be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date (the “Administrative Claim Bar Date”) or be forever barred. Within five (5) business days after the Effective Date, the Plan Administrator will serve notice of the Effective Date and the Administrative Claim Bar Date on all creditors and parties in interest.
               (ii) Deadline for Objections
     All objections to allowance of Administrative Claims (excluding Professional Fee Claims) must be filed by any parties in interest no later than sixty (60) days after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”). The Administrative Claim Objection Deadline may be extended for a one-time sixty (60) day period by the Plan Administrator by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court.

[3]	The Administrative Claims Reserve is a Cash deposit maintained by the Reorganized Debtor in a separate account to which the Plan Administrator shall be a signatory. The Reorganized Debtor shall transfer Cash to such separate account on the Effective Date, in the estimated amount necessary to pay all Administrative Claims outstanding as of the Effective Date, including Professional Fee Claims and Ordinary Course Administrative Claims, in full.

Thereafter, the Administrative Claim Objection Deadline may be further extended only by an order of the Bankruptcy Court. If no objection to the applicable Administrative Claim is filed on or before that date, such Administrative Claim will be deemed Allowed as of that date.
               (iii) U.S. Trustee Fees
     Quarterly fees owed to the Office of the U.S. Trustee will be paid prior to the Effective Date by the Debtor, and after the Effective Date by the Reorganized Debtor, in each case, when due in accordance with applicable law and the Debtor and the Plan Administrator, respectively as applicable, will continue to file reports to show the calculation of such fees for the Estate until the Case is closed under Bankruptcy Code section 350.
               (iv) Professional Fee Claims
     Each Holder of a Professional Fee Claim seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date must (i) file their respective interim (if applicable) and final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the forty-fifth (45th) day after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full satisfaction, discharge, exchange and release thereof, Cash in such amounts as are Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Claim, or as soon thereafter as is practicable. All objections to allowance of Professional Fee Claims through the Effective Date must be timely filed and served in accordance with Local Bankruptcy Rule 2016-1.
               (v) Priority Tax Claims
     Priority Tax Claims are Claims entitled to priority against the Estate under Bankruptcy Code section 507(a)(8). Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date or agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.
     On the Effective Date, the Priority Tax Reserve4 will be funded in Cash and held by the Disbursing Agent. Distributions will be made to Holders of Allowed Priority Tax Claims from the Priority Tax Claim Reserve by the Disbursing Agent, as approved by the Plan Administrator.
     Except as otherwise ordered by the Court, to the extent the Priority Tax Claim Reserve has insufficient funds to pay all Priority Tax Claim Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Allowed Priority Tax Claims. Any amounts remaining in the Priority Tax Reserve after payment of all Allowed Priority Tax Claims will be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
     2. Classification and Treatment of Priority Non-Tax Claims (Class 1)
     Class 1 consists of all Priority Non-Tax Claims.
     Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, each Allowed Priority Non-Tax Claim will be paid, in full satisfaction, discharge, exchange and release thereof, in Cash in full the amount of the Allowed Priority Non-Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.

[4]	The Priority Tax Claims Reserve is a Cash deposit maintained by the Reorganized Debtor in a separate account to which the Plan Administrator shall be a signatory. The Reorganized Debtor shall transfer Cash to such separate account on the Effective Date, in the estimated amount deemed necessary by the Plan Administrator to pay all Priority Non-Tax Claims outstanding as of the Effective Date, in full. After the Effective Date, the Plan Administrator shall determine from time to time any supplemental amounts needed to fund the Priority Non-Tax Claims Reserve.

     On the Effective Date, the Priority Non-Tax Reserve shall be funded in Cash and held by the Disbursing Agent. Distributions shall be made to Holders of Allowed Non-Priority Tax Claims from the Priority Non-Tax Claim Reserve by the Disbursing Agent, as approved by the Plan Administrator.
     Except as otherwise ordered by the Court, to the extent the Priority Non-Tax Claim Reserve has insufficient funds to pay all Priority Non-Tax Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Priority Non-Tax Claims. Any amounts remaining in Priority Non-Tax Claim Reserve after payment of all Allowed Priority Non-Tax Claims shall be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
     Class 1 is unimpaired, and the Holders of Claims in Class 1 are presumed to have accepted the Plan.
     3. Classification and Treatment of General Unsecured Claims (Class 2A)
     Class 2 consists of all General Unsecured Claims. A “General Unsecured Claim” means any Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a TOPrS Claim or a Section 510(b) Claim. The Class 2A General Unsecured Claims includes the Claims represented by the Senior Notes. The Plan proposes the following treatment of Class 2A Claims.
     (i) The Holder of an Allowed General Unsecured Claim shall receive a Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed General Unsecured Claim, until such Claim has been satisfied, including payment of Post-Petition Interest, as applicable.
     (ii) Notwithstanding the above, no Distribution shall be made to holders of Class 2A Claims unless the Administrative Claims Reserve, Priority Tax Claims Reserve, Priority Non-Tax Claims Reserve, and Equity Trust Expense Amount have been established and funded. Furthermore

Allowed General Unsecured Claims will not include Postpetition Interest nor include any Penalty on such Claim, except to the extent that sufficient Distributable Cash exist to pay, in full, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Late Filed Claims, and all Post Effective Date Plan Expenses, and if the foregoing are paid, then Allowed General Unsecured Claims shall also include any Penalty or Postpetition Interest component of any such Claim that is payable (and to the extent and priority payable) in accordance with section 726(a)(4) and 726(a)(5) of the Bankruptcy Code.
     (iii) The Creditor Trust has been established under the Plan for the purpose of facilitating the prosecution of affirmative Causes of Action and the recovery of property that may be ultimately converted to Distributable Cash. While the Reorganized Debtor retains the entire beneficial interest in the Creditor Trust, until such time as Class 2A Claims have been paid in full the Requisite Creditors may remove the Creditor Trustee and appoint a substitute trustee.
     (iv) Until such time as Class 2A Claims have been paid in full, the Requisite Creditors holding Class 2A Claims may appoint three of the five directors to the Reorganized Debtor’s Board.
     (v) Notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash of $175,000,000 pro rata to holders of the Senior Notes, or their indenture trustee or similar agent, such $175,000,000 distribution shall constitute a full and final satisfaction and accord of all Claims represented by the Senior Notes. Also notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash to the holder of a Class 2A Claim not evidenced by a Senior Note, in an amount equal to the Allowed Amount of such Class 2A Claim (but excluding the portion of the Allowed Amount of such Claim allocable to Postpetition Interest), such distribution shall constitute a full and final satisfaction and accord of such Class 2A Claim, including any Claim such holder may have for Postpetition Interest.
     Class 2A is Impaired, and the Holders of Claims in Class 2A are entitled to vote to accept or reject the Plan.
     4. Classification and Treatment of TOPrS Claims (Class 2B)
     Class 2B consists of all TOPrS Claims.
     The Holder of an Allowed TOPrS Claim shall receive a Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed TOPrS Claim, until such Claim has been satisfied, including payment of Post-Petition Interest, as applicable.
     Notwithstanding the above, no Distribution shall be made to holders of Class 2B Claims unless the Administrative Claims Reserve, Priority Tax Claims Reserve, and Priority Non-Tax Claims Reserve have been established and funded. The Plan Administrator shall make Distributions to the Holders of the Allowed TOPrS Claims from the net Distributable Cash as provided for in this Plan and the Confirmation Order; provided, however, that, notwithstanding the foregoing, the contractual subordination rights of Holders of the Senior Notes shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and, any such distributions shall be distributed to Holders of Allowed Claims that constitute Senior Notes, until such time as such Holder’s Claims have been satisfied in accordance with the terms and provisions of Article Eleven of the March 6, 1996 indenture relating to the Subordinated Debenture.
     Allowed TOPrS Claims will not include Postpetition Interest nor include any Penalty on such Claim, except to the extent that sufficient net Distributable Assets exist to pay, in full, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Late Filed Claims, all Post Effective Date Plan Expenses, and all Allowed TOPrS Claims, and if the foregoing are paid, then Allowed

TOPrS Claims shall also include any Penalty or Postpetition Interest component of any such Claim that is payable (and to the extent and priority payable) in accordance with section 726(a)(4) and 726(a)(5) of the Bankruptcy Code.
     Until such time as Class 2A Claims have been paid in full, the Requisite Creditors holding Class 2B Claims may appoint one of the five directors to the Reorganized Debtor’s Board. Thereafter until such time as Class 2B Claims have been paid in full, the Requisite Creditors holding Class 2B Claims may appoint three of the five directors to the Reorganized Debtor’s Board.
     Class 2B is Impaired, and the Holders of Allowed TOPrS Claims in Class 2B are entitled to vote to accept or reject the Plan.
     5. Classification and Treatment of Equity Interests (Class 3A)
     Class 3A consists of all Equity Interests. As of the Petition Date, approximately 82,116,179 shares of the Debtor common stock had been issued. All holders of Equity Interests are classified in Class 3A.
     The Holders of an Allowed Equity Interests, in exchange for such Interests, shall be deemed to have received Series A Equity Trust Interests under the Plan in an amount equal to the number of shares of the Debtor’s common stock owned by such Holder. By way of example, if a Allowed Interest Holder owns 100,000 shares of the Debtor’s common stock, such holder would receive 100,000 Series A Equity Trust Interest units.
     On the Effective Date, the stock certificates representing shares of common stock issued by the Debtor prior to the Effective Date shall be deemed to be of no force and effect against the Reorganized Debtor, and the Exchanged Common Stock shall be issued to the Equity Trust in lieu thereof.

     In the event the Reorganized Debtor makes a distribution of Distributable Cash to the Equity Trustee, the holders of Plan Series A Equity Trust Interests shall receive distributions from the Equity Trust under the terms of the Equity Trust Agreement, subject to the Equity Reconciliation.
     Class 3A is Impaired, and the Holders of Allowed Equity Interests in Class 3A are entitled to vote to accept or reject the Plan.
     6. Classification and Treatment of Section 510(b) Claims (Class 3B)
     Class 3B consists of all Section 510(b) Claims. The Debtor considers all Class 3B Claims to be Disputed Claims, and thus it is possible that there will be no members of Class 3B.
     The Holder of an Allowed Section 510(b) Claims, in full satisfaction of such Claim, shall receive under the Plan Series B Equity Trust Interests in an amount equal to the Allowed Amount of such Section 510(b) Claims. By way of example, if a Section 510(b) Claim holder is Allowed a Claim in the amount of $100,000, such holder would receive 100,000 Series B Equity Trust Interest units.
     In the event the Reorganized Debtor is able to make a distribution of Distributable Cash to the Equity Trustee, the holders of Plan Series B Equity Trust Interests may receive distributions from the Equity Trust under the terms of the Equity Trust Agreement, subject to the Equity Reconciliation.
     Class 3B is Impaired, and the Holders of Allowed Section 510(b) Claims in Class 3B are entitled to vote to accept or reject the Plan to the extent their Claims have been Allowed (including a temporary allowance) as of the Confirmation Hearing. .
C.	Executory Contracts and Unexpired Leases
     Effective upon Confirmation, the Debtor rejects all executory contracts and unexpired leases that exist between the Debtor and any other Person which have not previously been rejected, other than those executory contracts and unexpired leases which are listed on the final schedule to be filed with the Bankruptcy Court of executory contracts and unexpired leases to be assumed under the Plan at Confirmation.
     All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, shall be treated as General Unsecured Claims in Class 2A.
     If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the counterparty to such contract or lease, then a Claim for damages or any other amounts related in any way to such contract or lease shall be forever barred and shall not be enforceable against the Debtor, the Estate or their property, unless a proof of claim is filed with the Bankruptcy Court and served on the Plan Administrator within thirty (30) days after the Effective Date. The rejection claim bar date for leases and contracts rejected prior to the Effective Date, outside of the Plan, shall be, as applicable, (i) the date(s) set forth in the applicable order(s) rejecting such lease or contract or (ii) the Claims Bar Date.
D.	Provisions Governing Plan Implementation
     1. Implementing Actions in General; Conditions to Plan Effectiveness.
     On the Effective Date, the following will occur in implementation of the Plan:
     (i) all actions, documents and agreements necessary to implement the Plan will have been effected or executed;
     (ii) the Debtor will have received all authorizations, consents, rulings, opinions or other documents that are determined by the Debtor to be necessary to implement the Plan;
     (iii) the Disbursing Agent will make all Distributions required to be made on the Effective Date to Holders of Allowed Claims pursuant to the Plan; and
     (iv) the Reserves will be funded.

     The Plan will not be consummated or become binding unless and until the Effective Date occurs. The Effective Date will be the first Business Day, as determined by the Debtor in its reasonable discretion on which the following conditions have been satisfied:
(1)	At least ten (10) days have passed since the Confirmation Date;

(2)	The Confirmation Order is not stayed;

(3)	All documents, instruments and agreements, in form and substance reasonably satisfactory to the Debtor, provided for under or necessary to implement the Plan have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

(4)	The Debtor has determined in its reasonable discretion that sufficient Cash and/or Reserves exist to satisfy all Administrative Claims, Professional Fee Claims, Priority Tax Claims and Priority Non-Tax Claims, which are Allowed Claims.
     The Debtor may in its reasonable discretion waive any of the conditions set forth above without notice and a hearing. Additionally, the Debtor’s rights under the “mootness doctrine” will be unaffected by any provision hereof or the Plan. The failure to satisfy any condition may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act, or inaction by the Debtor). If the Debtor fails to assert the non-satisfaction of any such conditions, such failure will not be deemed a waiver of any other rights thereunder.
     2. Corporate Action
     Upon the Effective Date, all transactions and applicable matters provided for under the Plan will be deemed to be authorized and approved by the Debtor without any requirement of further action by the Debtor, the Debtor’s shareholders, or the Debtor’s board of directors.

     3. Vesting of Assets
     Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtor free and clear of all liens and in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtor except as provided in the Plan.
     4. Board of Directors of the Reorganized Debtor
     Under the Plan, the “Subordinate Members of the Creditors Committee” means the member (or members) of the Creditors Committee who holds, or represents holders of, or serves as an indenture trustee with respect to, the TOPrS. The “Non-Subordinate Members of the Creditors Committee” means the members of the Creditors Committee exclusive of the Subordinate Member(s) of the Creditors Committee. On the Effective Date, the initial Board of Directors of the Reorganized Debtor shall consist of five (5) persons selected as follows: (i) three (3) persons selected by the Non-Subordinate Members of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2A), (ii) one (1) person selected by the Subordinate Member(s) of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2B), and (iii) one (1) person selected by the Equity Committee. Upon payment in full of the Class 2A Allowed General Unsecured Claims, the board shall be reconstituted to consist of five (5) persons, selected as follows: (i) three (3) persons selected by the Subordinate Members of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2B) and (ii) two (2) persons selected by the Equity Trustee. Upon payment in full of the Class 2B Allowed TOPrS Claims, the board shall be reconstituted to include five (5) persons selected by the Equity Trustee. Further terms and manner of selection of the directors of the Reorganized Debtor shall be as provided in the Reorganized Debtor’s certificate of incorporation and by-laws, as the same may be amended. The identity of the membership of the initial Board of Directors shall be disclosed at the Confirmation Hearing, if not prior thereto. From and after the Effective Date, the Debtor’s officers and directors shall be relieved of any responsibilities to the Debtor.
     5. Board of Directors of FRC and other Subsidiaries
     Promptly after the Effective Date, the Plan Administrator, on behalf the Reorganized Debtor, shall take all corporate action necessary to appoint the same five (5) persons serving on the Board of Directors for the Reorganized Debtor as members of the FRC Board of Directors. Thereafter, the FRC Board of Directors shall be reconstituted at the same time, and in the same manner, as the Board of Directors for the Reorganized Debtor.
     The FRC Board of Directors shall appoint the Plan Administrator as the chief executive officer of FRC, with the primary duty of administering or liquidating assets of FRC as the Plan Administrator deems appropriate.
     Promptly after the Effective Date, the Plan Administrator, on behalf the Reorganized Debtor, shall take all corporate action necessary to appoint the same five (5) persons serving on the Board of Directors for the Reorganized Debtor as members of the board of directors of such other of the Debtor’s direct and indirect subsidiaries as deemed necessary. Thereafter, such boards of directors shall be reconstituted at the same time, and in the same manner, as the Board of Directors for the Reorganized Debtor.
     Such boards of directors may appoint the Plan Administrator as the chief executive officer of such subsidiaries, with the primary duty of administering or liquidating assets of such subsidiaries as the Plan Administrator deems appropriate.
     6. The Plan Administrator
          a. Appointment of the Plan Administrator.
     On the Effective Date, the provisions of the Plan shall be executed and carried out by the Plan Administrator (subject to the supervision of the Board of Directors) pursuant to and in accordance with the provisions of the Plan and the Plan Administration Agreement. The Plan Administrator shall be a natural person acceptable to each of the Debtor, the Creditors Committee and the Equity Committee, and shall be appointed by the Court by a provision of the Confirmation Order. The Plan Administration Agreement shall be filed as an exhibit at the Confirmation Hearing.
          b. Responsibilities of the Reorganized Debtor Plan Administrator.
     In accordance with the Plan Administration Agreement, the responsibilities of the Plan Administrator shall include (a) facilitating the Reorganized Debtor’s prosecution or settlement of objections to and estimations of Claims; (b) prosecution or settlement of claims and Causes of Action held by the Debtor; (c) calculating and assisting the Disbursing Agent in implementing all Distributions in accordance with the Plan; (d) filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtor from funds held by the Reorganized Debtor or other available funds; (e) periodic reporting if required by the Bankruptcy Court regarding the status of the claims resolution process, Distributions on Allowed Claims and prosecution of Causes of Action; (f) administering or liquidating the remaining Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan; (g) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.
          c. Powers of the Plan Administrator.
     The powers of the Plan Administrator shall, without any further Bankruptcy Court approval, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtor from funds held by the Plan Administrator and/or the Reorganized Debtor in accordance with the Plan; (b) the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtor, other than Significant Matters; (c)

the power to direct FRC to compromise and settle claims and causes of action on behalf of or against FRC, other than Significant Matters; and (d) such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or as may be deemed necessary and proper to carry out the provisions of the Plan.
          d. Compromise and Settlement of Significant Matters.
     Prior to the effectiveness of any settlement or compromise of a Significant Matter, the Plan Administrator shall obtain approval from the Board of Directors of the Reorganized Debtor.
          e. Plan Administrator as Representative of the Estate and Creditor Trustee.
     The Plan Administrator shall be appointed as the representative of the Estate pursuant to sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code and as such shall be vested with the authority and power (subject to the Plan Administration Agreement) to: (i) administer, hold and liquidate the Assets; (ii) administer, investigate, prosecute, settle and abandon all Causes of Action in the name of, and for the benefit of, the Estate; (iii) administer, investigate, prosecute, settle and abandon all Rights of Action; (iv) make Distributions provided for in the Plan, including, but not limited to, on account of Allowed Claims and make Distributions on account of Equity Trust Interests; and (v) take such action as required to administer, wind-down, and close the Case. As the representative of the Estate, the Plan Administrator shall succeed to all of the rights and powers of the Debtor and the Estate with respect to all Causes of Action, and the Plan Administrator shall be substituted and shall replace the Debtor, the Estate, the Creditors Committee, and/or the Equity Committee, as applicable, as the party in interest in all such litigation pending as of the Effective Date. Further, for purposes of any insurance policy of the Debtor, the Plan Administrator shall be considered the equivalent of a “Bankruptcy Trustee,” “Examiner”, “Receiver”, “Conservator”, “Rehabilitator”, or “Liquidator” of the Debtor.

     Until such time as the Class 2A and Class 2B Claims have been paid in full, the vesting of all Causes of Action in the Plan Administrator shall be deemed to have been made in his capacity of the Creditor Trustee of the Creditor Trust.
          f. Compensation and Termination of the Plan Administrator.
     In addition to reimbursement for actual out-of-pocket expenses incurred by the Plan Administrator, the Plan Administrator shall be entitled to receive reasonable compensation for services rendered on behalf of the Reorganized Debtor in an amount and on such terms as may be reflected in the Plan Administration Agreement. The duties, responsibilities and powers of the Reorganized Debtor Plan Administrator shall terminate pursuant to the terms of the Reorganized Debtor Plan Administration Agreement.
          g. Limitation on Liability of Plan Administrator.
     To the maximum extent permitted by law, the Plan Administrator and its employees, officers, directors, agents, members, representatives, or professionals employed or retained by the Plan Administrator (the “Plan Administrator’s Agents”), whether acting as Plan Administrator, chief executive officer, or Creditor Trustee, shall not have or incur liability to any Person for an act taken or omission made in good faith in connection with or related to the Plan and the Distributions made thereunder or Distributions made under the Equity Trust by the Equity Trustee. The Plan Administrator and the Plan Administrator’s Agents shall in all respects be entitled to reasonably rely on the advice of counsel with respect to its duties and responsibilities under the Plan and the Plan Administration Agreement. Entry of the Confirmation Order constitutes a judicial determination that the exculpation provision contained in the Plan is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Estates, or their respective property.

     7. The Equity Trust
          a. Establishment and Effectiveness of the Equity Trust.
     On the Effective Date: (i) the Equity Trust Agreement shall become effective, and, if not previously signed, the Debtor and the Equity Trustee shall execute the Equity Trust Agreement. The Equity Trust will be organized and established as a trust for the benefit of the Beneficiaries, as defined below, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d). On such date of execution, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, the Debtor shall issue to the Equity Trust the Exchanged Common Stock subject to the Equity Trust Agreement
          b. Purpose of the Equity Trust.
     The Equity Trust shall be established for the (i) purpose of holding the Exchanged Common Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Equity Trust Agreement; and (ii) redistributing any Distributions received by the Equity Trustee under this Plan to the Holders of Section 510(b) Claims and Equity Interests, but in no event will any Holders of Section 510(b) Claims or Equity Interests receive a distribution of Exchanged Common Stock.
          c. Beneficiaries.
     In accordance with Treasury Regulation Section 301.7701-4(d), the beneficiaries (“Beneficiaries”) of the Equity Trust are the Holders of Allowed Section 510(b) Claims and Allowed Equity Interests. The beneficial interests in the Equity Trust shall be divided into Series A Equity Trust Interests and Series B Equity Trust Interests. Holders of Allowed Equity Interests shall receive an allocation of the Series A Equity Trust Interests equal to the number of shares of the Debtor held by such Equity Interest Holder as determined on the Effective Date. Holders of Allowed Section

510(b) Claims shall receive an allocation of Series B Equity Trust Interests as provided in the Plan on the Effective Date.
          d. Transfer of Exchanged Common Stock.
     The issuance of the Exchanged Common Stock to the Equity Trust shall be made, as provided herein, for the benefit of the Beneficiaries. For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Equity Trustee and the Beneficiaries) shall treat the issuance of the Exchanged Common Stock to the Equity Trust in accordance with the terms of the Plan, as an issuance to the Holders of Allowed Section 510(b) Claims and Allowed Equity Interests, followed by a transfer by such Holders to the Equity Trust and the Beneficiaries of the shall be treated as the grantors and owners thereof.
          e. Expenses of the Equity Trust.
     In accordance with the Equity Trust Agreement and any agreements entered into in connection therewith, the Equity Trustee shall be entitled to seek reimbursement for reasonable expenses from the Reorganized Debtor in an amount not to exceed the Equity Trust Expense Amount; provided, however, that the Reorganized Debtor shall have no liability or obligation to provide reimbursement in an amount greater than the Equity Trust Expense Amount.
          f. Investment Powers.
     The right and power of the Equity Trustee to invest assets transferred to the Equity Trust, the proceeds thereof, or any income earned by the Equity Trust, shall be limited to the right and power to invest such assets in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Equity Trustee may expend the assets of the Equity Trust

(i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Equity Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Equity Trust segregate the assets of the Equity Trust on the basis of classification of the Holders of Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.
          g. Annual Distribution and Withholding.
     Within sixty (60) days of the Equity Trust’s receipt of Distributable Cash, the Equity Trustee shall distribute same to the Holders of Equity Trust Interests; provided, however, that the Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Equity Trust or in respect of the assets of the Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Equity Trust Agreement. All such distributions shall be pro rata based on the number of Equity Trust Interests held by a Holder compared with the aggregate number of Equity Trust Interests outstanding, subject to the terms of the Plan and the respective Equity Trust Agreement. In making such calculation and distribution, there shall be no distinction between a Series A Equity Trust Interest and a Series B Equity Trust Interest. The Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Equity Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

          h. Reporting Duties.
     Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Equity Trustee of a private letter ruling if the Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Equity Trustee), the Equity Trustee shall file returns for the Equity Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Equity Trustee shall also annually send to each Holder of a Equity Trust Interest a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction or credit and shall instruct all such Holders to report such items on their federal income tax returns.
     Allocations of Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Holders of the Equity Trust Interests (treating any Holder of a Disputed Claim, for this purpose, as a current Holder of a Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Equity Trust. The tax book value of the assets of the Equity Trust for this purpose shall equal their fair market value on the date the Equity Trust was created or, if later, the date such assets were acquired by the Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the Internal Revenue Code, associated regulations, and other applicable administrative and judicial authorities and pronouncements.

          i. Other.
     The Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Equity Trust that are required by any governmental unit..
     8. The Committees
     Until the Effective Date, the Creditors Committee and Equity Committee shall continue in existence. Prior to the Effective Date, the Creditors Committee and Equity Committee shall have determined the identity of the directors of the Reorganized Debtor (including the directors whose appointment will become effective only upon the payment in full of Class 2A and 2B Claims). As of Effective Date, the Creditors Committee and Equity Committee shall terminate and disband and the members of the Creditors Committee and the Equity Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Committee members.
     9. Allowance of Equity Interests
     Each Holder of an Equity Interest as of the Effective Date will be deemed to have an Allowed Equity Interest for the number of such shares of record and need not file a proof of Equity Interest with respect thereto. The Reorganized Debtor and Equity Trust are only required to recognize the record holders of the Debtor’s common stock determined on the Effective Date, for purposes of calculating the relative Series A Equity Trust Interest beneficial interests to given in exchange for the common stock.
     10. Distribution of Property Under the Plan
          a. Manner of Cash Payments
     Cash Distributions made pursuant to the Plan will be in United States funds, by check drawn on a domestic bank, or, if the Plan Administrator so elects in its discretion for Distributions to certain large claimants, by wire transfer from a domestic bank.

          b. Setoff and Recoupment
     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PLAN, THE PLAN ADMINISTRATOR MAY SET OFF, RECOUP, OR WITHHOLD AGAINST THE DISTRIBUTIONS TO BE MADE ON ACCOUNT OF ANY ALLOWED CLAIM ANY CLAIMS THAT THE DEBTOR OR THE ESTATE MAY HAVE AGAINST THE ENTITY HOLDING THE ALLOWED CLAIM. THE DEBTOR AND THE ESTATE WILL NOT WAIVE OR RELEASE ANY CLAIM AGAINST THOSE ENTITIES BY FAILING TO EFFECT SUCH A SETOFF OR RECOUPMENT, BY ALLOWING ANY CLAIM AGAINST THE DEBTOR OR THE ESTATE, OR BY MAKING A DISTRIBUTION ON ACCOUNT OF AN ALLOWED CLAIM.
          c. No De Minimis Distributions
     Notwithstanding anything to the contrary in the Plan, no Distribution of less than $10.00 will be made to any Holder of an Allowed Claim or Allowed Interest on account thereof. No consideration will be provided in lieu of the de minimis Distributions.
          d. No Distributions With Respect to Disputed Claims and Equity Interests
     Distributions will be made on account of a Disputed Claim only after, and only to the extent that, the Disputed Claim either becomes or is deemed to be an Allowed Claim for purposes of Distributions.
          e. Undeliverable or Unclaimed Distributions
     Distributions to entities holding Allowed Claims will initially be made by mail as follows:
               (i) Distributions will be sent to the address, if any, set forth on a filed proof of claim as amended by any written notice of address change that is received by the Debtor or Plan Administrator no later than ten (10) Business Days prior to the date of any Distribution; or
               (ii) If no such address is available, Distributions will be sent to the address set forth on the Bankruptcy Schedules.

               (iii) If no address is available either on a proof of claim or on the Bankruptcy Schedules, the Distribution will be deemed to be undeliverable. If a Distribution is returned to the Plan Administrator as an undeliverable Distribution or is deemed to be an undeliverable Distribution, the Plan Administrator will make no further Distribution to the entity holding the Claim on which the Distribution is being made unless and until the Plan Administrator is timely notified in writing of that entity’s current address. Subject to the following paragraph, until they become deliverable, the Plan Administrator may create a separate Reserve for undeliverable Distributions for the benefit of the entities entitled to the Distributions. These entities will not be entitled to any interest on account of the undeliverable Distributions.
     Any entity that is otherwise entitled to an undeliverable Distribution and that does not, within one (1) year after a Distribution is returned as undeliverable, provide the Plan Administrator with a written notice asserting its claim to or interest in that undeliverable Distribution and setting forth a current, deliverable address will be deemed to waive any claim to or interest in that undeliverable Distribution and will be forever barred from receiving that undeliverable Distribution or asserting any Claim against the Debtor, the Estate, or their property. Nothing in the Plan requires the Plan Administrator and/or the Disbursing Agent to attempt to locate any entity holding an Allowed Claim and whose distribution is undeliverable.
          f. Record Date
     The record date for purposes of Distributions under the Plan will be the Effective Date. The Disbursing Agent will rely on the register of proofs of claim filed in the Case determined as of the Effective Date except to the extent a notice of transfer of Claim or Equity Interest has been filed with the Court prior to the record date pursuant to Bankruptcy Rule 3001.

          g. Fractional Cents
     When any payment of a fraction of a cent would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than $0.005 and rounding up in the case of $0.005 or more); provided, however, that, in no event, will a Distribution of less than $10.00 will be made to any Holder of an Allowed Claim on account thereof as set forth above.
          h. Release of Reserved Funds
     Any Cash remaining in any Reserve, after all applicable Distributions or other payments have been made from said Reserve, will be released therefrom and be turned over to the Reorganized Debtor for distribution in accordance with the Plan.
          i. Insurance Policies
     To the extent any insurance policies exist in which either the Debtor and/or its personnel have an insurable or other interest in or right to make a claim, such policies shall remain available, before and after the Effective Date, to satisfy any and all Claims held by, or asserted against, the Debtor and/or the Debtor’s current or former management or other personnel that may be covered by such policies.
E. Litigation and Claims Objections
     1. Preservation of All Causes of Action
     As of the Effective Date, the Plan Administrator shall retain all rights on behalf of the Reorganized Debtor and the Creditor Trust to commence, pursue and settle, as appropriate, any and all Causes of Action (including Avoidance Actions), whether arising before or after the Petition Date, in any court or other tribunal, including, without limitation, a bankruptcy court adversary proceeding filed in the Case. The failure to explicitly list any Causes of Action and other potential or existing claims of the Debtor or Estate is not intended to limit the rights of the Reorganized Debtor, through the Plan Administrator, to pursue any Causes of Action and such claims not so identified. The Debtor and the Creditors Committee may elect to file a non-exhaustive list of Causes of Action at least ten (10) Business Days prior to the Confirmation Hearing; provided, however, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any Cause of Action, or potential Cause of Action, in this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Debtor’s or the Plan Administrator’s right to commence, prosecute, defend against, settle, and realize upon any Cause of Action that the Debtor or the Estate has or may have as of the Confirmation Date. Subject to the limitations expressly set forth in the Plan Administration Agreement, the Plan Administrator may commence, prosecute, defend against, recover on account of, and settle all Causes of Action in its sole discretion in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtor and the Creditor Trust; provided, however, that any agreement to settle or compromise any Significant Matters shall require the approval of the Board of the Reorganized Debtor.
     Unless a Cause of Action against a Person is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order, the Debtor expressly reserves such Causes of Action for later adjudication (including, without limitation, Causes of Action of which the Debtor may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time, or facts or circumstances which may change or be different from those which the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches shall apply to Causes of Action upon, or after, the Confirmation or consummation of the Plan based on the Disclosure

Statement, the Plan, or the Confirmation Order, except where such Causes of Action have been expressly released by virtue of the Plan or other Final Order.
     As of the Effective Date, subject to the Plan Administration Agreement, the Plan Administrator, on behalf of the Reorganized Debtor, shall be authorized to exercise and perform the rights, powers and duties held by the Debtor’s Estate with respect to the Causes of Action, including, without limitation, the authority under Bankruptcy Code section 1123(b)(3) to provide for the settlement, adjustment, retention and enforcement of claims and interests of the Estate, without the consent or approval of any third party, and without any further order of the Bankruptcy Court, except as otherwise provided in the Plan.
     Any Person with respect to whom the Debtor has incurred an obligation (whether on account of services, purchase or sale of property, or otherwise), or who has received services from the Debtor or a transfer of money or property of the Debtor, or who has transacted business with the Debtor, or leased equipment or property from the Debtor should assume that such obligation, transfer, or transaction may be reviewed by the Plan Administrator, on behalf of the Reorganized Debtor, subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Person has filed a proof of Claim against the Debtor; (ii) such Person’s proof of Claim has been objected to by the Debtor; (iii) such Person’s Claim was included in the Bankruptcy Schedules; or (iv) such Person’s scheduled Claims have been objected to by the Debtor or has been identified by the Debtor as disputed, contingent, or unliquidated.
     SUBJECT TO THE PLAN ADMINISTRATION AGREEMENT, THE PLAN ADMINISTRATOR WILL MAKE THE DECISION OF WHETHER OR NOT TO PURSUE ANY CAUSES OF ACTION. THIS DECISION WILL BE BASED UPON HIS OR HER REVIEW OF THE MERITS OF THE VARIOUS CLAIMS AS WELL AS THE COSTS REQUIRED TO PROSECUTE SUCH CLAIMS IN LIGHT OF THE LIMITED RESOURCES AVAILABLE FOR

THE DISTRIBUTION TO CREDITORS. SUBJECT TO THE PLAN ADMINISTRATION AGREEMENT, THE PLAN ADMINISTRATOR MAY SEEK TO RETAIN COUNSEL ON A CONTINGENCY BASIS TO PROSECUTE SOME OR ALL OF SUCH CLAIMS, MAY SEEK TO FINANCE ANY COSTS RELATING TO THE PROSECUTION OF SUCH LITIGATION OR MAY DECIDE NOT TO PURSUE SUCH CLAIMS AT ALL.
     2. Disputed Claims
          a. Reserves for Claims Other Than General Unsecured Claims
     On the Effective Date the Administrative Claims Reserve, Priority Tax Claims Reserve and Priority Non-Tax Claims Reserve shall be funded with sufficient monies to pay for, as applicable, all Allowed Administrative Claims, Allowed Claims, and Disputed Claims (in the event such claims become Allowed Claims), in such categories. Any Cash remaining in these Reserves, after all applicable Distributions or other payments have been made from said Reserve, shall be released therefrom and turned over to the Reorganized Debtor for distribution in accordance with this Plan.
          b. Disputed Unsecured Claims Reserve
     Prior to any Distributions being made to Holders of Allowed Unsecured Claims, the Plan Administrator shall deposit into the Disputed Unsecured Claims Reserve an amount equal to the Pro Rata share of the Distribution allocable to Disputed Unsecured Claims, as if such Claims were Allowed Claims in the Disputed Amount, and shall release or cause to have released from this Reserve monies to fund Distributions to Holders of Disputed Unsecured Claims as, and if and to the extent, Disputed Claims become Allowed Claims, and any Cash remaining in Disputed Unsecured Claims Reserve, after any such Distributions, shall be released therefrom and turned over to the Reorganized Debtor for distribution in accordance with this Plan.
          c. Objections to and Resolution of Disputed Claims
     On and after the Effective Date, the Plan Administrator shall have the right to make and file objections to Claims and Administrative Claims and to prosecute, settle and/or withdraw such objections. The Plan Administrator shall have the authority to compromise, settle, withdraw or otherwise resolve any objections for any Claim without approval of the Bankruptcy Court; provided, however, that the Plan Administrator may in his or her discretion seek relief before the Bankruptcy Court with respect to any Disputed Claim; provided, further, however, that any agreement to settle or compromise any Significant Matters shall require Board approval as set forth herein. The Plan Administrator shall file and serve all objections to Claims upon the Holder of the Claim as to which the objection is made no later than 180 days after the later of (i) the Effective Date or (ii) the date on which a proof of claim or request for payment is filed with the Bankruptcy Court (the “Claims Objection Deadline”). The Plan Administrator may extend the Claims Objection Deadline for one or more 120 day periods by filing a notice of the extended deadline with the Bankruptcy Court; provided, however, that nothing herein shall modify the statute of limitations for any affirmative Cause of Action that the Plan Administrator may assert against any third party. Thereafter, the deadline may be further extended only by an order of the Bankruptcy Court.
VIII
OTHER PLAN PROVISIONS
A. Exculpation and Limited Release of Debtor, the Committees, and Professionals
     Except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor, the Creditors Committee, the Equity Committee and their respective attorneys, accountants, agents and other professionals, and their officers, directors and employees, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due in any manner related to the Postpetition administration of the Case or the formulation, negotiation, prosecution or implementation of the Plan, shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of the Plan. Further, except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor and its officers, directors, employees, attorneys, accountants, agents and other professionals, relating to or the preparation for and the commencement of the Case shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of the Plan.
B. Exemption from Stamp, Transfer and Other Taxes
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of assets under the Plan by the Debtor, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or instrument of transfer under, in furtherance of, or in connection with the Plan, will not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
C. Injunction Enjoining Holders of Claims Against and Equity Interests in the Debtor
     The Plan is the sole means for resolving, paying or otherwise dealing with Claims and Equity Interests. To that end, except as expressly provided herein, at all times on and after the Effective Date, all Persons who have been, are, or may be Holders of Claims against or Equity Interests in the Debtor arising prior to the Effective Date, shall be permanently enjoined from taking any of the following actions, on account of any such Claim or Equity Interest, against the Debtor, its Estate, or its property (other than actions brought to enforce any rights or obligations under the Plan and any adversary proceedings pending in the Case as of the Effective Date):
               (i) commencing, conducting or continuing in any manner, directly or indirectly any suit, action, or other proceeding of any kind against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets; (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date which shall be deemed to be withdrawn or dismissed with prejudice);
               (ii) enforcing, levying, attaching, executing, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets;
               (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien, security interest or encumbrance against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets; and
               (iv) proceeding in any manner in any place whatsoever against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets, that does not conform to or comply with the provisions of the Plan.
D. Discharge of the Debtor
     Except as otherwise provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, on the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Case and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests, all Claims against and Equity Interests in the Debtor shall be discharged and released in full; provided, however, that, the Bankruptcy Court may, upon request by the Reorganized Debtor, and notice and a hearing, enter an order setting forth that such Claims and Equity Interests shall be deemed discharged and released on such earlier date as determined by the Bankruptcy Court. All Persons shall be precluded from asserting against the Debtor and its successors or assigns, including, without limitation, the Reorganized Debtor or its assets, properties or interests in property, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date regardless of whether a proof of Claim or Equity Interest was filed, whether the holder thereof voted to accept or reject the Plan or whether the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest.
E. No Waiver
     Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of any Person to object to any Claim for purposes of voting, the failure of any Person to object to a Claim or Administrative Expense Claim prior to Confirmation or the Effective Date, the failure of any Person to assert a Right of Action prior to Confirmation or the Effective Date, the absence of a proof of Claim having been Filed with respect to a Claim, nor any action or inaction of any Person with respect to a Claim, Administrative Expense Claim, or Right of Action other than a legally effective express waiver or release will be deemed a waiver or release of the right of the Debtor or its successors or representatives, before or after solicitation of votes on the Plan or before or after Confirmation or the Effective Date to (a) object to or examine such Claim or Administrative Expense Claim, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Right of Action.
F. Plan Modification
     Subject to the restrictions set forth in Bankruptcy Code section 1127, the Debtor reserves the right to alter, amend, or modify the Plan before it is substantially consummated.
G. Post-Confirmation Date Notice
     From and after the Confirmation Date, any Person who desires notice of any pleading or document filed in the Case, or of any hearing in the Court, or of any matter as to which the Bankruptcy Code requires notice to be provided, will file a request for post-confirmation notice and will serve the request on counsel for the Debtor, counsel for the Creditors Committee, and the Plan

Administrator; provided, however, that the U.S. Trustee and the Plan Administrator, will be deemed to have requested post-confirmation notice.
IX
CERTAIN FACTORS TO BE CONSIDERED
     Holders of Impaired Claims and Impaired Equity Interests entitled to vote on the Plan should read and consider carefully the factors set forth below, as well as other information set forth in this Disclosure Statement and the documents delivered together herewith and/or incorporated by reference herein, prior to voting to accept or reject the Plan.
A. Risk of Adverse Resolution of Claims Pending Against FRC
     Generally the Plan provides that the payments of the General Unsecured Claims, TOPrS Claims, Equity Interests, and Section 510(b) Claims will be accomplished by means of Distributions of Distributable Cash. The term “Distributable Cash” means that amount of Cash (exclusive of Cash held in Reserve) that is determined by the Board of the Reorganized Debtor from time to time to be currently available for Distribution to holders of Allowed Claims and Allowed Interests by the Plan Administrator in the order of priority established by the Plan.
     As of April 30, 2009, the Debtor had Unrestricted Cash of $26,525,397. Such amount is clearly insufficient to pay in full all Class 2A General Unsecured Claims and Class 2B TOPrS Claims. The Reorganized Debtor’s projected ability to pay Class 2A General Unsecured Claims and Class 2B TOPrS Claims in full is entirely contingent upon its ability to successfully realize upon its substantial investment in its indirect, non-debtor subsidiary FRC. In the amended Bankruptcy Schedules, the Debtor assigned a $278,481,263 value to its indirect interest in FRC, subject to the qualifications stated therein.
     As discussed in sections IV.A.1, V.A, and V.B.3 above, FRC sold a substantial portion of its assets in the CapitalSource Transaction. It is anticipated that FRC will liquidate its remaining assets in a tax efficient manner. However, before the cash proceeds that have been and will be realized by

FRC’s asset dispositions may be transferred to the Debtor in the form of a dividend (or otherwise), a host of other legal requirements will have to be taken into account, the most significant of which may be described as the principle of structural subordination. The term “structural subordination” as used in this Disclosure Statement refers to the general principle that creditors of a parent entity (in this case, the Debtor) are subordinate to creditors of a subsidiary entity (in this case, FRC), with respect to payments made on account of the subsidiary’s assets. As of the date of this Disclosure Statement, FRC has material unresolved creditor claims. Furthermore FRC is not a debtor in any bankruptcy case. The following text describes certain litigation claims against FRC deemed by the Debtor to be material to consideration of the Plan.
     1. Commonwealth of Massachusetts Claim
     The Massachusetts Action and the related settlement by way of a Final Judgment by Consent are described in section V.B.9.b. above. As explained, the Debtor and FRC have preliminary settled this litigation, subject to certain contingencies; however, if such settlement is not fully consummated by the Plan’s Effective Date or is unwound pursuant to its terms, it is conceivable that ongoing litigation with the Commonwealth could impair FRC’s ability to distribute funds to the Debtor, which in turn would preclude the Reorganized Debtor’s Board’s ability to obtain Distributable Cash to fund Distributions under the Plan.
     2. Repurchase Obligations
     The vast majority of FIL’s originated residential loans were sold to third parties in either whole loan sales or securitization transactions. In a whole loan sale, FIL entered into an agreement to sell loans for cash. As part of the sale process, FIL frequently gave customary representations and warranties regarding the characteristics and origination process of the loans. FIL also generally committed to repurchase loans (the “Repurchase Obligations”) if a certain defaults occurred within a certain period after the loans were sold.

     The total amount of FIL’s Repurchase Obligations began increasing in 2006. In 2006, loan repurchases comprised approximately 2.4% of all loans sold and securitized in 2006. By comparison, loan repurchases comprised approximately 0.9% of all loans sold and securitized in 2005 and 0.7% of all loans sold and securitized in 2004. During the first six months of 2007, FIL recorded a loss of approximately $878.8 million relating to the whole loan sales of residential real estate loans.
     Since the Petition Date, FRC has continued to receive demands for payment based upon Repurchase Obligations. Since the Petition Date, FRC has contested, and in some instances settled, the Repurchase Obligations.
     Under the principle of structural subordination, holders of valid Repurchase Obligations for which FRC is liable will have a senior claim to the assets of FRC before creditors of FGC may share in such assets. Thus, the known and estimated Repurchase Obligation based claims presumably will be taken into account by the Board of the Reorganized Debtor in its determination of the amount of the available Distributable Cash that can fund Distributions under the Plan.
     As of the date of this Disclosure Statement, FRC has reserved approximately $10.6 million on account of known Repurchase Claims, and it is expected that $10.6 million of FRC’s cash will be used to satisfy such Repurchase Obligations. FRC estimates that additional Repurchase Obligations in the range of $14.4 million and $29.4 million will require resolution and payment prior to a final dividend of FRC’s remaining cash to the Reorganized Debtor can be accomplished. These figures are reported in the Liquidation Analysis discussed later herein. No assurance can be given that the final amount of FRC’s remaining Repurchase Obligations will fall within this range, although management considers this range to be a reasonable estimate.

     3. Other Litigation
     FRC is further a defendant in excess of 150 litigations in various forums related to its lending operations. The ability of the Debtor to fully realize upon FRC’s assets is constrained by FRC’s need to retain funds to defend against and settle these litigations.
     4. Conclusion
     As highlighted above, the Debtor’s residual interest in its indirect subsidiary FRC is the primary source of funding the Plan. However, no assurances can be given that the Debtor will able to realize any Distributable Cash from a disposition of the Debtor’s illiquid interest in FRC or from distributions of FRC’s assets to the Debtor.
B. Risk Regarding Unanticipated and Unresolved Claims Against the Debtor
     While the Debtor has endeavored to estimate what it believes are likely to be the Distributions (if any) to be made to parties holding Allowed Claims and Allowed Equity Interests, there can be no certainty that the Debtor’s projections will be accurate, and that Creditors and Equity Interest Holders will receive the Distributions described in the Plan.
     The Debtor’s projections regarding payments to Claims and Interest will necessarily be affected by, among other things, the outcome of the anticipated objections to allowance of Disputed Claims. In that regard, over 900 proofs of claim have been filed against the Debtor, which collectively assert approximately $1,100,000,000 in alleged Claims (as well as potentially significant unliquidated amounts).
     Based on its preliminary review, the Debtor believes that many of these asserted Claims are invalid and/or inflated. For example, numerous “claims” appear to have been filed erroneously by persons holding the Debtor’s common stock. Ultimately, after Claims objection litigation, the Debtor anticipates the aggregate Claims amounts will be significantly reduced such that the claims amounts to be Allowed against the Debtor will be generally consistent with the following table

(however, at this point no assurances can be made that the aggregate Claims will be reduced as shown on the table).

Estimated Aggregate Amount
Class	Claim/Interest	of Projected Allowed Claims
Unclassified	Administrative	$1,112,000 in unpaid Administrative Claims (including professional fees and U.S. Trustee fees). This projected amount refers to the estimated amount of Administrative Claims as of 7/31/09.

Unclassified	IRS/California Franchise Tax	Up to $102,676,574

1	Priority Non-Tax Claims	Estimated range from $0 to $68,253

2A	General Unsecured Claims (including the 7.875% Senior Notes due 2009)	Estimated range from $222,171,214 to $241,003,550

2B	TOPrS Claims	$107,467,913

3A	Equity Interests	As of the Petition Date, approximately 82,116,179 shares of the Debtor’s common stock had been issued

3B	Section 510(b) Claims	The Section 510(b) Claims are Disputed, and the Debtor has not recorded a liability for such Claims
     The ultimate Distribution to every stakeholder in this Case will be materially impacted by the resolution of several contingent litigation claims described below. Final resolution of the following Disputed Claims will be a “Significant Matter” requiring approval of the Board of the Reorganized Debtor.
     1. The IRS Claim
     The IRS has filed a proof of claim against the Debtor for over $89 million (the “IRS Claim”). The IRS asserts that its IRS Claim is entitled to priority over all unsecured claims, and if the IRS Claim is Allowed, it would likely receive the “priority tax claim” treatment described in the Plan. Under the Plan, “Priority Tax Claims” are entitled to payment before Creditors in Classes 2A and 2B, as well as Class 3A Equity Interests and Class 3B Section 510(b) Claims.
     The Debtor has administratively appealed adjustments proposed during the IRS examination of tax years 2004 and 2005. The adjustments proposed by the IRS relate to the valuation of retained interests in securitizations and non accrual interest income on commercial real estate loans, and will increase the Debtor’s taxable income. The additional tax assessments associated with these adjustments were included in the IRS Claim. The Debtor anticipates entering into a settlement with the IRS in full resolution of outstanding IRS claims associated with the 2004/2005 tax years that would not adversely impact the Debtor’s ability to carry out the Plan.
     The Debtor’s 2006 tax year return is currently under examination by the IRS. The Debtor received notice of an IRS audit in December 2008. In tax year 2006, the Debtor recorded a NOL of approximately $459 million. This loss was fully carried back to the 2004 tax return period to recapture the majority of the taxes the Debtor paid in 2004. This resulted in the Debtor receiving a “carryback refund” of approximately $160 million in January 2008. In the event that the IRS proposes adjustments which reduce the NOL recorded on the 2006 tax return and prevails over any appeal put forth by the Debtor, the carryback refund received will be impacted and will likely result in the Debtor having an obligation to repay a portion or all of the tax refund already received.
     The 2007 tax year is also currently under examination by the IRS. The Debtor received notice of the audit in January 2009 and is working to complete the information and document requests received from the IRS. In tax year 2007, the Debtor recorded a NOL in excess of $1 billion. This loss was partially carried back to 2005 to recapture the taxes paid in 2005. This resulted in the Debtor receiving a “carryback refund” of approximately $105 million in June 2008. As disclosed in the Bankruptcy Schedules, this refund was transferred to FRC in accordance with the existing tax allocation agreement.
     While the Debtor believes it has a reasonable position for disputing the adjustments proposed by the IRS, as of the date of this Disclosure Statement, the IRS Claim remains unresolved. As noted, the IRS has filed a proof of claim in the amount of $89 million, and the Debtor’s ultimate tax liability could conceivably be higher than the asserted IRS Claim.

     Absent a settlement of the IRS Claim prior to Confirmation on a basis generally consistent within the reasonable range of Debtor’s projections, the Debtor may be required to either (i) amend the plan to provide for installment payments to the IRS within the parameters allowed by section 1129(a)(9) of the Bankruptcy Code, or (ii) withdraw the Plan. A similar risk is presented by reason of the $13,292,104 Proof of Claim filed by the California Franchise Tax Board, whose Claim is based upon similar tax law concepts as that asserted by the IRS. The Debtor expects that both Claims will be resolved in a similar basis.
     In addition to the $89 million proof of claim asserted by the IRS against the Debtor, the following tax related event may adversely impact the availability of Distributable Cash under the Plan. In November 2008, FRC entered into a Consent Agreement with the IRS, under which the IRS granted permission for FRC to change its method of accounting for loan repurchase obligations. Pursuant to the terms and conditions of the Consent Agreement, FRC is required to recognize an increase in computing taxable income of $100,358,879 (the “Adjustment”). FRC is required to recognize one-fourth of the Adjustment in computing taxable income beginning with the tax year ended December 31, 2008 and is required to recognize one-fourth of the Adjustment in each the subsequent three years. Further if FRC ceases to engage in the trade or business associated with the loan repurchase obligations or terminates its existence, FRC must take the remaining balance of the Adjustment into account in computing taxable income in the year of the cessation or termination. Therefore in the event FRC does not generate a sufficient offset against the taxable income recognized pursuant to the Consent Agreement, such as by use of NOL carryforwards to offset such taxable income (as further described in Section XIII.B. of this Disclosure Statement), FRC and the Debtor may incur a federal and state tax liability beyond that disputed liability included within the IRS’ $89 million proof of claim. Such Consent Agreement based liability would be required to be paid from cash that would otherwise be Distributable Cash under the Plan.

     2. California Insurance Commissioner Claims
     As described in section V.B.9.a above, the CIC has asserted claims aggregating over $489 million in four separate proofs of claim filed in the Case. As noted, the Fremont Entities and the CIC recently have reached an agreement to resolve all of the disputes between the parties, which has been approved by the Bankruptcy Court and the other necessary courts. The Fremont Entities and the CIC are in the process of closing and consummating the settlement as of the date of this Disclosure Statement; however, if for some reason, the parties are unable to consummate the settlement and litigation resumed prior to the Plan’s Effective Date, there remains a risk of an adverse ruling to the Debtor with respect to such Claims. Such a result would impair the Debtor’s ability to make Distributions pursuant to the Plan.
     3. Rampino-Related Claims
     As described in section V.B.9.d above, the CIC has asserted claims against the Rampino Defendants that could result in those individuals asserting indemnity claims against the Debtor’s estate. In a worst case scenario, those indemnity claims could be in excess of $250 million, and could be in addition to the millions of wage and SERP-related claims asserted against the Debtor by the Rampino Defendants. As noted, the Debtor, the Rampino Defendants, and the CIC recently have reached a trilateral agreement to resolve all of the disputes between the parties, which has been submitted to the Bankruptcy Court for its approval. If the Bankruptcy Court or Indemnity’s state “Liquidation Court” do not approve the Rampino Stipulation, or if for some other reason, the parties are unable to consummate the settlement and litigation resumed prior to the Plan’s Effective Date, there remains a risk of an adverse ruling to the Debtor with respect to the D&O Case and the other settled Claims. Such a result would impair the Debtor’s ability to make Distributions pursuant to the Plan.

C.	Risk of Reorganized Debtor’s Inability to Realize Cash from Its Causes of Action
     The Plan preserves the Debtors’ Causes of Action, and places their prosecution in the hands of the Plan Administrator/Creditor Trustee. The Debtor’s projections regarding payments to Claims and Interest will necessarily be affected by, among other things, the actual recoveries that the Plan Administrator generates from the Causes of Action, and the cost and expenses of such actions.
D.	Bankruptcy Confirmation Risks
     Even if all Classes of Claims and Equity Interests that are entitled to vote accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. The Debtor believes that the Plan satisfies all of the requirements for confirmation of a plan under section 1129.
     Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtor believes that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court would reach the same conclusion.
     The Plan cannot be confirmed by the Bankruptcy Court unless it is “feasible,” which in the instance means the Debtor has sufficient funds by the Effective Date to pay or reserve for all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and that the Debtor thereafter can reasonably be expected to realize sufficient cash to make the distributions of Distributable Cash as provided in the Plan. The Debtor believes that at the time of Confirmation it will have sufficient Cash to satisfy or Reserve for all Allowed Administrative

Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims. However, there can be no assurance that the Bankruptcy Court would reach the same conclusion.
     The Plan will not be Confirmed if the Reorganized Debtor is unable to retain a Plan Administrator to serve in such capacity under the Plan. As of the date of this Disclosure Statement, such individual has not yet been selected. Similarly, the Plan cannot be confirmed in its present form if the Creditor Committee and Equity Committee fail to designate the new directors to serve on the Reorganized Debtor’s Board.
E.	The Reorganized Debtor May Not Be a Public Company
     At present the Debtor is classified as a “reporting company” for purposes of the 1934 Securities and Exchange Act (the “Exchange Act”). For reasons already disclosed in the Debtor’s most recent filings made with the U.S. Securities and Exchange Commission (the “SEC”), the Debtor’s management determined that the Debtor was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 by the May 15, 2009 due date and the Debtor was not able to make that filing within the fifteen-day extension permitted by the rules of the SEC. A similar disclosure has been made regarding the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and 2008 in addition to the Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.
     If the Plan is Confirmed, the Reorganized Debtor will issue the Exchanged Common Stock under the Plan to the Equity Trust, and the Debtor’s current common stock will be of no further force and effect. Accordingly, it is anticipated that the Reorganized Debtor will not be subject to the reporting requirements of the Exchange Act or otherwise. This will benefit the Reorganized Debtor and its constituencies by eliminating the significant accounting and legal expenses attendant to full compliance with the reporting requirements of the Exchange Act, to the extent compliance is even possible under the circumstances. However, the absence of such public information may impair the ability of the holders of Series A Equity Trust Interests and Series B Equity Trust Interests to value or dispose of such Interests.
F.	The Plan’s Postpetition Interest Rate Is Subject to Adjustment
     The Plan proposes that Classes 2A and 2B shall receive payment in full of the principal indebtedness owed to holders of Senior Notes and the holder of the Subordinated Debenture. In addition, the Plan proposes that Classes 2A and 2B shall receive “Postpetition Interest.” The term “Postpetition Interest” is defined to mean “interest accrued on any Allowed Claim from the Petition Date until the date of payment at the federal judgment rate as set forth in 28 U.S.C. § 1961(a), in effect as of the Petition Date; provided, however, that if the holder of a particular Allowed Claim obtains an order from the Bankruptcy Court holding that another interest rate applies, then such rate shall determine the Postpetition Interest due such holder.”
     As of the Petition Date, the federal judgment rate as set forth in 28 U.S.C. § 1961(a) was 2.51%. The Debtor has selected this 2.51% federal judgment rate as the baseline Postpetition Interest rate in order to comply with the Ninth Circuit’s opinion in Onink v. Duke (In re Cardelucci), 285 F.3d 1231 (9th Cir. 2002). In the Cardelucci case, the Ninth Circuit considered whether postpetition interest is to be calculated using the federal judgment interest rate or is to be determined by the parties’ contract or state law.
     As a general rule, the Bankruptcy Code requires the disallowance of a claim for unmatured Postpetition interest against the Debtor. See 11 U.S.C. § 502(b)(2). However, where a debtor in a chapter 7 bankruptcy case is solvent, an unsecured creditor is entitled to “payment of interest at the legal rate from the date of the filing of the petition” prior to the bankruptcy trustee’s distribution of remaining assets to the debtor. See 11 U.S.C. § 726(a)(5). The question presented by the Cardelucci appeal was whether “interest at the legal rate” means a rate fixed by federal statute or a rate determined either by the parties’ contract or state law. The Ninth Circuit concluded that the

Bankruptcy Code’s reference to “legal rate” means the federal judgment rate as set forth in 28 U.S.C. § 1961(a) instead of a contractual rate to the contrary. The Ninth Circuit further held that the provisions of 11 U.S.C. § 726(a)(5) applied in the chapter 11 plan context, and mandated application of the federal judgment interest rate.
     However, because the chapter 11 plan before the Ninth Circuit in the Cardelucci case had specified yet another interest rate to be applied after confirmation of the Plan, it is plausible that the Ninth Circuit’s holding may be construed as limited to the period commencing on the bankruptcy petition date and ending on the plan’s effective date. If such construction were correct, it is possible that to achieve confirmation of the Plan, the Debtor may be required to pay interest that accrues after the Effective Date, at a rate greater than the federal judgment rate. The Plan currently requires the holder of a 2A and 2B Claim asserting entitlement to post-Effective Date interest rate greater than the federal judgment rate to establish such entitlement at the hearings on Confirmation of the Plan.
     The postpetition interest issue is material to Classes 2B, 3A, and 3B, because if Class 2A creditors establish an entitlement to interest at a rate higher than the federal judgment rate, recoveries to Classes 2B, 3A, and 3B will be reduced, if not eliminated Further, if Class 2A is paid in full, but Class 2B creditor(s) establish an entitlement to interest at a rate higher than the federal judgment rate, then recoveries to Classes 3A and 3B will be reduced, if not eliminated. For more information see the comparison in Exhibit B (the Liquidation Analysis) of the potential impact upon recoveries of application of the federal judgment rate and contract rates.
G.	Risk of Dilution Resulting from the Equity Reconciliation
     The Debtor is of the view that certain of the Proof of Claims filed on or before the Bar Date are susceptible to the statutory subordination required under section 510(b) of the Bankruptcy Code. Such Claims have been classified under Class 3(b). As required by section 510(b) of the Bankruptcy

Code, holders of Class 3(b) Claims shall not receive anything under the Plan until Classes 2A and 2B have been satisfied.
     Nonetheless, it is possible that the Reorganized Debtor may eventually realize sufficient Distributable Cash to make a distribution to its sole remaining stockholder, the Equity Trust. In this situation, the Equity Trustee will require a basis to equitably apportion the Distributable Cash among the beneficiaries of the Trust.
     In the event no Section 510(b) Claims are Allowed, the Equity Trustee will be permitted under the Plan to distribute all the Distributable Cash (net of Equity Trust expenses) to the holders of the Series A Equity Trust Interests per the beneficial ownership records maintained by the Equity Trustee. However, the Equity Trustee must first complete the Equity Reconciliation to determine the relative value of Section 510(b) Claims as compared to total interests in the Equity Trust. After the Equity Reconciliation is complete, the Beneficiaries shall receive distributions from the Equity Trust as provided for in the Plan and the Equity Trust Agreement.
     Accordingly, holders of Class 3A Interests are cautioned that the Series A Equity Trust Interests remain subject to a material dilution resulting from any Section 510(b) Claims that may ultimately be Allowed until the Equity Reconciliation occurs.
X
VOTING PROCEDURES AND REQUIREMENTS
     IT IS IMPORTANT THAT HOLDERS OF CLAIMS AND EQUITY INTERESTS EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN. All known Holders of Claims and Equity Interest Holders entitled to vote on the Plan have been sent a Ballot together with this Disclosure Statement. Such Persons should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot (or Ballots) that accompanies this Disclosure Statement.

     FOR YOUR VOTE TO COUNT, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE BALLOTING AGENT (AS DEFINED BELOW), NO LATER THAN ____ P.M., PACIFIC TIME, ON                                , 2009.
     ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES OR IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT DEBTOR’S COUNSEL, PATTON BOGGS LLP, ATTN: BRENT MCILWAIN, 2001 ROSS AVENUE, SUITE 3000, DALLAS, TEXAS 75201; TELEPHONE: (214) 758-1500; E-MAIL: BMCILWAIN@PATTONBOGGS.COM OR STUTMAN, TREISTER & GLATT, P.C., ATTN: WHITMAN L. HOLT, 1901 AVENUE OF THE STARS, 12TH FLOOR, LOS ANGELES, CALIFORNIA 90067; TELEPHONE: (310) 228-5600; E-MAIL: WHOLT@STUTMAN.COM.
A.	Parties in Interest Entitled to Vote
     Subject to the provisions of the Disclosure Statement Order, any Holder of a Claim against, or Equity Interest in, the Debtor as of the Petition Date, which Claim or Equity Interest has not been disallowed by order of the Bankruptcy Court and is not disputed, is entitled to vote to accept or reject the Plan if (1) such Claim or Equity Interest is Impaired under the Plan and is not of a Class that is deemed to have accepted the Plan pursuant to sections 1126(f) of the Bankruptcy Code, and (2) either (a) such Holder’s Claim or Equity Interest has been scheduled by the Debtor (and such Claim is not scheduled as disputed, contingent, or unliquidated), or (b) such Holder has filed a proof of Claim or Equity Interest on or before the Claims Bar Date. Unless otherwise permitted in the Plan, the Holder of any Disputed Claim or Disputed Equity Interest is not entitled to vote on the Plan on account of such Disputed Claim or Disputed Equity Interest unless the Bankruptcy Court, upon application by such Holder, temporarily allows such Disputed Claim or Disputed Equity Interest for the limited purpose of voting to accept or reject the Plan. A vote on the Plan may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.
     The Debtor intends to file a motion to estimate various disputed, contingent and unliquidated claims for voting purposes. The Debtor believes that allowing such creditors to vote based upon such amounts listed in its Schedules is a fair and efficient method for determining such creditors’ Claims for voting purposes.
B.	Classes Impaired and Entitled to Vote Under the Plan
     The following chart summarizes which Classes of Claims and Equity Interests are Impaired and which Classes of Claims are Unimpaired under the Plan.

IMPAIRED/
CLASS	DESCRIPTION	UNIMPAIRED	VOTING STATUS
Class 1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept Plan
Class 2A	General Unsecured Claims	Impaired	Entitled to Vote on Plan
Class 2B	TOPrS Claims	Impaired	Entitled to Vote on Plan
Class 3A	Equity Interests	Impaired	Entitled to Vote on Plan
Class 3B	Section 510(b) Claims	Impaired	Entitled to Vote on Plan
     The Bankruptcy Code defines acceptance of a Plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that actually cast ballots for acceptance or rejection of the Plan. Thus, acceptance by a Class of Claims occurs only if at least two-thirds in dollar amount and a majority in number of the Holders of such Claims voting cast their Ballots in favor of acceptance.
     The Bankruptcy Code defines acceptance of a Plan by a class of interests as acceptance by holders of at least two-thirds in amount of the interests of that class that actually cast ballots for acceptance or rejection of the Plant. Thus, acceptance by a Class of Equity Interests occurs only if at least two-thirds in dollar amount voting cast their Ballots in favor of acceptance.
     CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST ARE CAUTIONED TO REVIEW THE DISCLOSURE STATEMENT ORDER FOR A FULL UNDERSTANDING OF VOTING REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, COMPLETION AND SUBMISSION OF BALLOTS.
XI
CONFIRMATION OF THE PLAN
     Under the Bankruptcy Code, the following steps must be taken to confirm the Plan.
A.	Confirmation Hearing
     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a proposed plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for                     , 2009 at                      p.m. (Pacific Time) at the United States Bankruptcy Court for the Central District of California, 411 W. 4th Street, Santa Ana, California, Courtroom SA. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.
     Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a proposed plan. Any objection to confirmation of the Plan must be in writing, conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, set forth the name of the objecting party, the nature and amount of the Claim or Equity Interest held or asserted by the objecting party against the Debtor’s Estate, the basis for the objection, and the specific grounds therefor. The objection, together with proof of service thereof, must then be filed with the Bankruptcy Court, with a copy to chambers, and served upon: (1) counsel to the Debtor, Patton Boggs LLP, Attn: Robert Jones and Brent McIlwain, 2001 Ross Avenue, Suite 3000, Dallas,

Texas 75201; and Stutman, Treister & Glatt, P.C., Attn: Theodore B. Stolman and Whitman L. Holt, 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067; (2) Office of the United States Trustee, 411 W. Fourth Street, Suite 9041, Santa Ana, California 92701, Attn: Frank Cadigan; (3) counsel to the Official Committee of Unsecured Creditors, Klee, Tuchin, Bogdanoff & Stern LLP 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, Attn: Lee Bogdanoff & Jonathon Shenson; and (4) counsel to the Equity Committee, Weiland, Golden, Smiley, Wang Ekvall & Strok LLP, 650 Town Center Drive, Suite 950, Costa Mesa, California 92626, Attn: Evan D. Smiley and Philip Strok. Objections to confirmation of the Plan are governed by Rule 9014 of the Federal Rules of Bankruptcy Procedure. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY AND PROPERLY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.
B.	Requirements for Confirmation of the Plan
     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (1) is accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (2) is feasible, and (3) is in the “best interests” of holders of Claims and Equity Interests Impaired under the Plan.
     1. Acceptance
     Claims in Classes 2A, 2B and 3B and Equity Interests in Class 3A are Impaired. The holders of such Claims and Equity Interests are entitled to vote on the Plan and, therefore, these Classes must accept the Plan in order for the Plan to be confirmed without application of the “fair and equitable test,” described below, to such Classes. As stated above, a Class of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount, and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan. An Impaired Class of Equity Interests that votes will have accepted the Plan if holders (other than those designated under section 1126(e)) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.
     Claims in Class 1 are Unimpaired by the Plan, and the holders thereof are conclusively presumed to have accepted the Plan.
     2. Fair and Equitable Test
     The Debtor will seek to have the Plan confirmed notwithstanding the rejection or deemed rejection of the Plan by any Impaired Class of Claims or Equity Interests. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to any dissenting Impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class, and if no class receives more than it is entitled to for its claims or interests. The Debtor believes that the Plan satisfies this requirement.
     The Bankruptcy Code establishes different “fair and equitable” tests for unsecured claims and interests, as follows:
a. Unsecured Claims
     Either (i) each Holder of an Impaired Unsecured Claim receives or retains under the Plan property of a value equal to the amount of its Allowed Claim, or (ii) the holders of Claims and Equity Interests that are junior to the Claims of the dissenting Class will not receive any property under the Plan.

b. Equity Interests
     The holders, if any, of Equity Interests that are junior to the other Equity Interests will not receive any property under the Plan.
     THE DEBTOR BELIEVES THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTOR WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.
     3. Feasibility
     The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation, or the need for further financial reorganization of a debtor, unless such liquidation or reorganization is proposed in the plan. The Debtor believes that it will reasonably be able to make all payments required pursuant to the Plan and that Confirmation of the Plan is not likely to be followed by additional liquidation or the need for further reorganization, subject to the discussion of “Certain Factors to be Considered” as set forth in Article IX hereof. Thus, Debtor believes that the Plan will satisfy the Bankruptcy Code’s “feasibility” requirement.
     4. “Best Interests” Test
     With respect to each Impaired Class of Claims and Equity Interests, Confirmation of the Plan requires that each such holder either (a) accepts the Plan, or (b) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.
     This analysis requires the Bankruptcy Court to determine what the holders of Allowed Claims and Allowed Equity Interests in each Impaired Class would receive from the liquidation of the Debtor’s Assets in the context of a chapter 7 liquidation case. In a chapter 7 liquidation, it is highly unlikely that there would be more any more money available for Distribution to Creditors and

Equity Interest Holders than will be available under the Plan, and as further discussed in Exhibit B (Liquidation Analysis), distributions to Creditors in a chapter 7 case would likely be materially delayed, given the substantial time that a chapter 7 trustee would require to become familiar with the Debtor’s financial affairs, Assets, and Causes of Action. As further set forth in the Debtor’s Liquidation Analysis, the Estate’s administrative costs would likely be higher if the Case were converted to a chapter 7 proceeding because, among other things, (i) the chapter 7 trustee and his or her professionals and agents would incur substantial fees and costs in “getting up to speed” regarding the Debtor and FRC; and (ii) under section 326(a) of the Bankruptcy Code, a chapter 7 trustee is entitled to compensation based upon a percentage of all monies disbursed or turned over in the case to parties in interest (excluding the Debtor) and thus, recovery to Creditors and Equity Interest Holders would also be decreased by such cost. Accordingly, the Debtor believes that if Creditors and Equity Interest Holders could or would receive anything in a chapter 7 liquidation, such Persons may be expected to receive significantly smaller distributions pursuant to a chapter 7 liquidation than under the Plan.
XII
ALTERNATIVES TO CONFIRMATION OF THE PLAN
     The Debtor has evaluated all alternatives to the Plan. After studying these alternatives, the Debtor has concluded that the Plan is the best alternative under the circumstances, and will maximize ultimate recoveries by all the Debtor’s stakeholders, assuming Confirmation of the Plan. Among other things, the administrative costs associated with converting the Case to a chapter 7 liquidation would be higher than if the Debtor’s Assets were liquidated pursuant to the Plan. See Exhibit B (Liquidation Analysis). The Debtor believes that the Plan fairly adjusts the rights of various Classes of Creditors and Equity Interest Holders consistent with the distribution scheme embodied in the Bankruptcy Code and enables such Persons to realize the most possible under the circumstances.
     The Debtor could convert its chapter 11 Case to a case under chapter 7 (liquidation) of the Bankruptcy Code. In the event of a chapter 7 case for the Debtor, a chapter 7 trustee would be appointed from the panel of standing chapter 7 trustees for the Central District of California. There is a strong probability that such chapter 7 trustee would not possess any particular knowledge of the business in which the Debtor engaged.
     Chapter 7 of the Bankruptcy Code establishes various priorities for distributions among the creditor groups. The chapter 7 trustee would first be required to pay the bankruptcy Administrative Expenses in full. These expenses would include not only the trustee’s fees and expenses, and fees and expenses for the attorneys and other professionals engaged by the trustees, but also all other claims incurred during the chapter 7 administration and Claims incurred in the chapter 11 administration. Only after payment of the Administrative Claims, would the chapter 7 trustee be permitted to make any distributions to the pre-chapter 11 priority claims and other unsecured claims. If the chapter 7 trustee eventually is able to pay all Allowed Claims in full, with interest at the “legal rate” as provided in section 726 of the Bankruptcy Code, then the residual cash is paid to the Debtor as a corporation, and not directly to the holders of the Debtor’s common stock.
     The Plan offers several material benefits over a conversion of the Debtor’s case to a case under chapter 7. An important consideration is the relative expense of completing the liquidations under the Plan versus under chapter 7. Under the Plan, it is anticipated that the Reorganized Debtor will complete the liquidation of FRC without resorting to a separate bankruptcy filing by FRC. In contrast, if the Debtor’s case is converted to chapter 7, the Debtor is of the opinion that its chapter 7 trustee would very likely place FRC into a separate bankruptcy case, due in part to such trustee’s uncertainty as to the obligations of FRC. Such a separate bankruptcy filing for FRC will, in the

Debtor’s opinion, delay the resolution of the Debtor’s own Case for several years. Such a separate bankruptcy filing for FRC will also, in the Debtor’s opinion, add an additional layer of administrative expenses at the FRC corporate level, which would be paid before FRC could dividend any additional cash to the Debtor for distribution to its creditors.
     Attached as Exhibit B to this Disclosure Statement is the Debtor’s Liquidation Analysis, which reflects the Debtor’s opinion of likely recoveries by holders of Claims and Interests under the Plan as compared to a hypothetical chapter 7 case. As set forth in Exhibit B to this Disclosure Statement, each Class of Claims and Interests are projected to recover not less under the Plan than under chapter 7. The footnotes thereto are an integral part of the Liquidation Analysis.
XIII
CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN
A.	Introduction
     The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Holders of General Unsecured Claims. The following summary does not address the federal income tax consequences to Holders of any other Claims and Claims that are not Impaired by the Plan, or to Equity Interest Holders. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below. Further, any discussion of the Reorganized Debtor and the powers, obligations and/or actions of the Plan Administrator that may be set forth below is subject to the applicable provisions of the Plan and the Equity Trust Agreement; if and to the extent that there is any inconsistency between such discussion on the one hand and the Plan and the Equity Trust Agreement on the other hand, the terms of the latter documents shall control. Creditors and Equity Interest Holders should read the Plan and the Equity Trust Agreement in their entirety.
     The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtor has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS or a reviewing court might adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, investors in pass-through entities, Holders that hold Claims as part of a hedge, straddle or conversion, Holders who acquired their Claims as compensation, and Holders who do not hold their Claims as capital assets).
     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.
     IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, PLEASE BE ADVISED THAT ANY WRITTEN U.S. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENT) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (1) AVOIDING PENALTIES UNDER THE INTERNAL

REVENUE CODE OR (2) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR MATTER ADDRESSED HEREIN.
B.	Consequences to the Debtor
     In general, the Code provides that a debtor in a bankruptcy case is not taxable on cancellation of debt (“COD”) income, but must reduce certain of its tax attributes (such as its NOL carryforwards and its tax basis in its assets) by the amount of COD income. COD income results when the amount of debt discharged exceeds the consideration given in exchange therefor, and is equal to such excess amount. Notwithstanding the absence of a bankruptcy discharge, it is likely that a cancellation of debt will be deemed to have occurred on the Effective Date. Any reduction in tax attributes does not occur, however, until the end of the taxable year or, in the case of asset basis reduction, the first day of the taxable year following the taxable year in which the COD is incurred.
     On the Petition Date, the consolidated federal income taxpayer group of which the Debtor is the common parent had reported NOLs for the 2007 tax year amounting to over $1 billion. Approximately $418 million of those NOLs were carried back to earlier tax years to obtain a tax refund, leaving, as of the Petition Date, estimated NOL carryforwards for 2007 into 2008 and future tax years of $695,469,659. As part of its “first day” motions, the Debtor obtained an order of the Bankruptcy Court that gave effect to the automatic stay by establishing certain procedures regarding trading in the Debtor’s common stock designed to preserve these NOL carryforwards. To the best of the Debtor’s knowledge, those procedures have been effective, and the 2007 NOL carryforwards remain available today.
     The Debtor believes that the Plan should not impair the Debtor’s NOLs because (i) the Debtor’s existing common shareholders remain the Debtor’s residual owners and stakeholders by virtue of the Equity Trust and (ii) the structure of the Equity Trust should preclude a further “ownership change” with adverse effects on the NOLs. Accordingly, the Debtor believes — but cannot guarantee — that the Debtor’s NOLs should remain available for use by the Reorganized Debtor. The Reorganized Debtor’s ability to realize any value from those NOLs is contingent upon the Reorganized Debtor’s ability to acquire income-producing assets or to otherwise engage in business that generates positive income which can be offset by the NOLs. Any and all decisions relating to these matters will be made by the Board of the Reorganized Debtor that is appointed pursuant to the Plan.
C.	Consequences to Holders of General Unsecured Claims
     1. Recognition of Gain or Loss Generally
     In general, each Holder of an Allowed Claim will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value of any other property that such Holder receives in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the post-Effective Date Distribution of such consideration upon the resolution of Disputed Claims), and (ii) such Holder’s adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For a discussion of the U.S. federal income tax consequences of any Claim for accrued interest, see Section XIII.C.2 below.
     Due to the possibility that a Holder of an Allowed Claim may receive more than one Distribution subsequent to the Effective Date (due to the subsequent disallowance of certain Disputed Claims or unclaimed Distributions), the imputed interest or original issue discount provisions of the Code may apply to treat a portion of such later Distributions to such holders as imputed interest. In addition, it is possible that any loss realized by a Holder in satisfaction of an Allowed Claim in Classes 2A or 2B may be deferred until all subsequent Distributions relating to Disputed Claims are determinable, and that a portion of any gain realized may be deferred under the “installment method” of reporting. Holders are urged to consult their tax advisors regarding the possibility for deferral, and the potential ability to elect out of the installment method of reporting any gain realized in respect of their Claims.
     Where a Holder recognizes gain or loss in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been so held, whether the Holder had acquired the Claim at a market discount, and whether and to what extent the Holder had previously claimed a bad debt deduction. A Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the Code. Under those rules, assuming that the Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.
     In general, a Holder’s tax basis in any property received will equal the fair market value of the property on the date of distribution. The holding period for such assets generally will begin the day following the date of distribution.
     2. Distributions in Payment of Accrued But Unpaid Interest
     Distributions to any Holder of an Allowed Claim will be allocated first to the original principal portion of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.
     To the extent a Holder receives an amount of Cash or property in satisfaction of interest accrued during its holding period, such Holder generally recognizes taxable interest income in such amount (if not previously included in the Holder’s gross income). Conversely, a Holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each Holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for U.S. federal income tax purposes.
     3. Tax Treatment of the Equity Trust and Holders of Beneficial Equity Interests Therein
     On the Effective Date, the Equity Trust will be established for the benefit of Holders of Allowed Section 510(b) Claims (Class 3B) and Allowed Equity Interests (Class 3A). The Equity Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Equity Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtor, the Equity Trustee, and the Beneficiaries of the Equity Trust) are required for federal income tax purposes to treat the Equity Trust as a grantor trust of which the Persons receiving interests therein are the owners and grantors. The following discussion assumes that the Equity Trust will be so respected for U.S. federal income tax purposes. However, no ruling has been requested from the IRS and no opinion of counsel has been requested concerning the tax status of the Equity Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Equity Trust and the Beneficiaries could vary from those discussed herein.

     For all U.S. federal income tax purposes, all parties (including the Debtor, the Equity Trustee, and the Beneficiaries) must treat the transfer of assets to the Equity Trust, in accordance with the terms of the Plan and the Equity Trust Agreement, as a transfer of such assets directly to the Beneficiaries, followed by such Beneficiaries’ transfer of the assets to the Equity Trust. Consistent therewith, all parties must treat the Equity Trust as a grantor trust of which the Beneficiaries are the owners and grantors. Thus, such Beneficiaries will be treated as the direct owners of their respective undivided interests in the Equity Trust assets for all U.S. federal income tax purposes. Each such Beneficiary will have a tax basis in its proportionate share of the Equity Trust assets deemed owned equal to the fair market value thereof on the Effective Date. As set forth in the Equity Trust Agreement, as soon as practicable after the Effective Date, and thereafter as may be required, the Equity Trustee will (if reasonably deemed necessary or desirable by the Equity Trustee) make or have caused to be made a good faith valuation of the Equity Trust assets, and all parties, including the Beneficiaries, must consistently use such valuation for all federal income tax purposes.
     Accordingly, except as discussed below (in connection with pending Disputed Claims), each Beneficiary receiving a beneficial interest in the Equity Trust will be required to report on its U.S. federal income tax return its allocable share of any income, gain, loss, deduction, or credit recognized or incurred by the Equity Trust, in accordance with its relative beneficial interest.5 The character of items of income, deduction, and credit to any holder and the ability of such Beneficiary to benefit from any deduction or losses may depend on the particular situation of such Beneficiary.
     The U.S. federal income tax reporting obligations of a Beneficiary are not dependent upon the Equity Trust distributing any Cash or other proceeds. Therefore, a Beneficiary may incur a

[5]	Among other notices and information that may be provided by the Equity Trustee in accordance with the Plan and Equity Trust Agreement, pursuant to the Equity Trust Agreement, following the end of each calendar year, the Equity Trustee will promptly submit to each Beneficiary appearing in its records during such year a separate statement setting forth the information necessary for such Beneficiary to determine its share of items of income, gain, loss, deduction, or credit and will instruct each Beneficiary to report such items on its federal income tax returns (and state and local tax returns, as applicable).

federal income tax liability with respect to its allocable share of the income of the Equity Trust regardless of the fact that Beneficiary has not received any prior or concurrent Distribution. The Equity Trust’s Distribution of Assets to Beneficiaries generally will not be taxable to said Beneficiaries because they already are regarded for federal income tax purposes as owning the underlying Equity Trust Assets.
     Subject to the Equity Trust Agreement, absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Equity Trustee of a private letter ruling if the Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Equity Trustee), the Equity Trustee will:
               (i) treat all Equity Trust assets allocable to, or retained on account of, Disputed Claims or Disputed Equity Interests, as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim or Disputed Equity Interest, in accordance with the trust provisions of the Code (sections 641 et seq. of the Code);
               (ii) treat as taxable income or loss of this separate trust with respect to any given taxable year the portion of the taxable income or loss of the Equity Trust that would have been allocated to the holders of such Disputed Claims or Disputed Equity Interests had such Claims or Equity Interests been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved);
               (iii) treat as a distribution from this separate trust any increased amounts distributed by the Equity Trust as a result of any Disputed Claim or Disputed Equity Interest resolved earlier in the taxable year, to the extent such distribution relates to taxable income or loss of this separate trust determined in accordance with the provisions hereof, and

               (iv) to the extent permitted by applicable law, report consistently for state and local income tax purposes.
     In addition, pursuant to the Equity Trust Agreement, all Beneficiaries are required to report consistently with such treatment. Accordingly, subject to issuance of definitive guidance, the Equity Trustee will report on the basis that any amounts earned by this separate trust and any taxable income of the Equity Trust allocable to it are subject to a separate entity level tax, except to the extent such earnings are distributed during the same taxable year. Any amounts earned by or attributable to the separate trust and distributed to a Beneficiary during the same taxable year will be includible in such Equity Trust Interest Holder’s gross income.
     4. Withholding
     All Distributions to Holders of Allowed Claims in Classes 2A and 2B are subject to any applicable tax withholding, including employment tax withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the Holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.
     THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO

CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.
XIV
SECURITIES LAW MATTERS
A.	In General
     The Plan provides for the establishment of the Equity Trust and for the issuance of beneficial interests therein. Beneficial interests in trusts may be deemed to be “securities” under applicable federal and state securities laws. However, as discussed herein, the Debtor does not believe that the Equity Trust Interests (the “Trust Interests”) constitute “securities” for purposes of applicable nonbankruptcy law. Alternatively, even if the Trust Interests constitute “securities,” the Debtor believes that the Trust Interests would be exempt from registration pursuant to Bankruptcy Code section 1145(a)(1). Finally, the Debtor does not believe that the Investment Company Act of 1940, as amended (the “Investment Company Act”) is applicable in that the Equity Trust will not be, and is not controlled by, an “investment company” for purposes of the Investment Company Act.
     1. Initial Issuance
     Unless an exemption is available, the offer and sale of a security generally is subject to registration with the SEC under section 5 of the Securities Act of 1933, as amended (the “Securities Act”). In the opinion of the Debtor, the Trust Interests do not constitute “securities” within the definition of section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations (“Blue Sky Laws”) because generally they are non-transferable. Accordingly, the Trust Interests should be issuable in accordance with the Plan without registration under the Securities Act or any Blue Sky Law.
     Alternatively, in the event that the Trust Interests are deemed to constitute securities, section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:
     A. The securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;
     B. The recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and
     C. The securities are issued entirely in exchange for recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or property.
     If and to the extent that the Trust Interests may constitute securities, the Debtor believes that these beneficial interests issued in respect of Allowed Class 4 Claims and Class 5 Equity Interests will qualify as securities “of the debtor ... or of a successor to the debtor” pursuant to section 1145(a)(1). In addition, the Trust Interests will be issued entirely in exchange for Claims or Equity Interests. Thus, the Debtor believes that the issuance of the Trust Interests pursuant to the Plan will satisfy the applicable requirements of section 1145(a)(1) of the Bankruptcy Code, and that such issuance should be exempt from registration under the Securities Act and any applicable Blue Sky Law.
     The Debtor believes that its reliance upon the foregoing exemptions in respect of the issuance of the Trust Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 debtors in possession. However, the Debtor has not sought and will not seek any “no-action” letter by the SEC with respect to any such matters, and therefore no assurance can be given regarding the availability of any exemptions from registration with respect to any securities, if any, issued pursuant to the Plan.

     2. Resales
     The Trust Interests are subject to transfer restrictions under the terms of the Equity Trust Agreement. The Trust Interests cannot be assigned or transferred other than by death, by operation of law or otherwise in compliance with the securities laws, and will not be represented by certificates.
     3. Exchange Act Compliance
     Section 12(g) of the Exchange Act applies only to a company that has both (A) total assets in excess of $10 million and (B) a class of equity securities held by more than 500 persons as of the end of its fiscal year. The Debtor believes that, although the Equity Trust may be deemed to have both total assets in excess of $10 million and a class of equity securities held by more than 500 persons, the Equity Trust should not be required to register under section 12(g) of the Exchange Act. The Debtor has been advised that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:
     A. the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;
     B. the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and
     C. the trust will issue annual unaudited financial information to all beneficiaries.
     Based on the foregoing, the Debtor believes that the Equity Trust will not be subject to registration under the Exchange Act. However, the views of the SEC on the matter have not been sought and will not be sought by the Debtor and, therefore, no assurance can be given regarding this matter.

     4. Investment Company Act
     As the assets of the Equity Trust do not consist of securities issued by the Debtor or any other person, and this trust is organized as a liquidating Person in the process of liquidation, the Debtor does not believe that the Equity Trust falls within the definition of “investment company” in any manner requiring such entity to register under the Investment Company Act.
B.	Compliance if Required
     Notwithstanding the preceding discussion, if the Plan Administrator determines, with the advice of counsel, that the Equity Trust is required to comply with the registration and reporting requirements of the Exchange Act or the Investment Company Act, then prior to the registration of the Equity Trust under the Exchange Act or the Investment Company Act, the Plan Administrator or the Equity Trustee shall seek to amend the Equity Trust Agreement to make such changes as are deemed necessary or appropriate to ensure that the Equity Trust is not subject to registration or reporting requirements of the Exchange Act, or the Investment Company Act, and the Equity Trust Agreement, as so amended, shall be effective after notice and opportunity for a hearing provided to the Post Effective Date Service List, and the entry of a Final Order of the Bankruptcy Court. If the Equity Trust Agreement, as amended, is not approved by Final Order of the Bankruptcy Court or the Bankruptcy Court otherwise determines in a Final Order that registration under one or both of the Exchange Act or Investment Company Act is required, then, to the extent that doing so is reasonably practicable, the Equity Trustee shall take such actions as may be required to satisfy the registration and reporting requirements of the Exchange Act and/or the Investment Company Act, as applicable.
XV
RECOMMENDATIONS AND CONCLUSION
     The Debtor believes that Confirmation and implementation of this Plan are preferable to any other alternative because, in the Debtor’s view, the Plan will provide Holders of Allowed

Claims and Allowed Equity Interests with the maximum recovery available under the circumstances. Accordingly, the Debtor urges all Creditors and Equity Interest Holders to vote to accept the Plan.

Dated: June 1, 2009	Fremont General Corporation., Debtor and Debtor in Possession
	By:	/s/ RICHARD A. SANCHEZ
		Name:	Richard A. Sanchez
		Title:	Interim President and Interim Chief Executive Officer